BAR HARBOR BANKSHARES

82 Main Street

Bar Harbor, ME 04609

April 9, 2014

Dear Shareholder:

The 2014 Annual Meeting of the shareholders of Bar Harbor Bankshares will be held at 11:00 a.m. EDT on Tuesday, May 20, 2014, at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine.  Our directors and officers join me in inviting you to attend this meeting and the reception following. The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, along with the Company’s 2013 Summary Annual Report and Annual Report on Form 10-K.

The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. We ask that you complete, sign, date and mail promptly the enclosed Proxy Card in the return envelope, or use telephone or internet voting to ensure that your shares are represented and voted at the meeting.  Shareholders who attend the Annual Meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is extremely important, so please act at your earliest convenience.

We look forward to seeing you on May 20th.  Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,

/s/ Curtis C. Simard

Curtis C. Simard

President and

Chief Executive Officer

Enclosures

BAR HARBOR BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2014

     Notice is hereby given that the Annual Meeting of the Shareholders of Bar Harbor Bankshares (the “Annual Meeting”) will be held at the Bar Harbor Club at 111 West Street in Bar Harbor, Maine, on Tuesday, May 20, 2014, at 11:00 a.m. EDT to consider and act upon the following proposals:

1.

To elect fourteen (14) persons to serve as directors for a term of one year   [Proposal I];

2.

To approve a non-binding, advisory resolution on the compensation of the Named Executive Officers of the Company (“Say on Pay”) [Proposal II];

3.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 [Proposal III]; and

4.

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 24, 2014 as the record date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”).   Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT.  YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTIONS FORM.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

By Order of the Board of Directors

/s/ Marsha C. Sawyer

Marsha C. Sawyer, Clerk

BAR HARBOR BANKSHARES

82 Main Street

Bar Harbor, ME

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, MAY 20, 2014

PROXY STATEMENT

This Proxy Statement is furnished to the Shareholders of Bar Harbor Bankshares (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 20, 2014, at 11:00 a.m. EDT at the Bar Harbor Club located at 111 West Street in Bar Harbor, Maine. The official Notice of the Annual Meeting of Shareholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the Proxy are enclosed.

The Notice of Annual Meeting, Proxy Statement, and Proxy Card were first mailed to the Company’s shareholders on or about April 9, 2014 to solicit proxies for the Annual Meeting. Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised; therefore, the delivery of an executed Proxy Card will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person.  Revocation may be made prior to the Annual Meeting by a written revocation, or by submitting a duly executed Proxy Card bearing a later date sent to the Company attention: Marsha C. Sawyer, Clerk, 82 Main Street, Bar Harbor, Maine 04609; or a proxy may be revoked personally at the Annual Meeting prior to the voting of the Proxy.

In absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted:

Proposal - I “FOR” the election of the fourteen (14) persons nominated as directors by the Board of Directors;

Proposal - II “FOR” approval of the non-binding, advisory resolution on the compensation of the named executive officers; and

Proposal - III “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the ensuing year.

Except for procedural matters incidental to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the Proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.

Quorum and Vote Required

Only shareholders of record as of March 24, 2014 (the “Record Date”) will be entitled to notice of, to attend, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the fourteen (14) director nominees to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 3,944,219 shares of the Company’s common stock, $2.00 par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. If a quorum is present at the Annual Meeting, action may be taken on any matter considered, excepting only the election of directors, by the holders of a majority of the shares present and voting.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The inspector of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the shareholders for a vote. Shareholders who are present will have an opportunity to vote on each matter properly brought before the Annual Meeting. A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee holder.

The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Annual Meeting:

Proposal I - The Board of Directors recommends that you vote “FOR” the election of the fourteen (14) nominated as directors;

Proposal II - The Board of Directors recommends that you vote “FOR” the approval of the non-binding advisory resolution on the compensation of the named executive officers; and

Proposal III – The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the ensuing year.

It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the accompanying Notice of the Annual Meeting.  If any other matters are presented properly at the Annual Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

Voting by Mail.   Shareholders can ensure that their shares are voted at the Annual Meeting by completing, signing, dating, and mailing the enclosed Proxy Card in the enclosed, postage prepaid envelope.

Voting by Telephone or the Internet.   If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed Proxy Card.  If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the Proxy Card.

If your shares are held by a bank, broker, or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing, with the Company Clerk, an instrument revoking it, or by submitting a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and voting in person at the Annual Meeting. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocations of proxies.

Solicitation of Proxies

Proxies are being solicited by the Board of Directors of the Company, (the “Board”), principally through the mail. The Board of Directors and Management of the Company may also solicit proxies personally, or by telephone, e-mail, or facsimile transmission. The entire expense of solicitation, including costs of preparing assembling and mailing the proxy material will be borne by the Company.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Annual Meeting to be Held on May 20, 2014

This Proxy Statement, along with the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2013 and our 2013 Summary Annual Report are available free of charge on the Investor Relations section of our website www.bhbt.com.

In addition, the Company will provide without charge upon the written request of any shareholder a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2013. Requests should be directed to Bar Harbor Bankshares, Attn:  Investor Relations, 82 Main Street, Bar Harbor, Maine  04609.

PROPOSAL I

ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, fourteen (14) director-nominees will stand for election to serve until the 2015 Annual Meeting of Shareholders and until each director’s successor is elected and qualified. Each director-nominee has consented to serve, and to the use of his or her name in this Proxy. Thirteen (13) of the fourteen (14) director-nominees currently serve on the Board of the Company with the exception of Mr. Matthew L. Caras, who is a new director nominee this year.   Mr. Robert M. Phillips, a Director of our Company since 1993 will not stand for re-election this year under the age restriction contained in our Company Bylaws.

The Board has determined the majority of director-nominees are “independent directors” as required in accordance with applicable laws, regulations, and NYSE MKT, LLC (formerly the American Stock Exchange or “AMEX” and hereinafter “NYSE MKT”) listing requirements. The exceptions are director-nominee Joseph M. Murphy, who previously served as President and Chief Executive Officer of the Company through August 9, 2013 and Curtis C. Simard who currently serves as President and Chief Executive Officer of the Company.  Mr. Simard and Mr. Murphy do not serve as voting members of the Audit, Compensation and Human Resources, or Governance Committees.

Board of Director Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE FOURTEEN (14) PERSONS NOMINATED AS DIRECTORS IN THE PROXY.

PROPOSAL II

NON-BINDING, ADVISORY RESOLUTION ON THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

The Securities Exchange Act of 1934, as amended, requires the Company to provide shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of named executive officers as disclosed in this Proxy Statement.  This vote does not address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and its compensation philosophy, policies and practices, as disclosed in this Proxy Statement.  Shareholders requested through their 2011 vote to have the opportunity to express their opinion on the overall compensation program through this non-binding voting mechanism on an annual basis.

The Company’s named executive officers in this Proxy Statement include, Curtis C. Simard, Joseph M. Murphy, Gerald Shencavitz, Michael W. Bonsey, Gregory W. Dalton, and Stephen M. Leackfeldt.  The compensation of the Company’s named executive officers is disclosed in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosure contained elsewhere in this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that our executive compensation philosophy, policies, and procedures provide a strong link between each named executive officer’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our shareholders.

The Company asks shareholders to indicate their support of our named executive officer’s compensation as described in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Board of Director  Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL III

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has appointed KPMG LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2014. The Company is asking its shareholders to ratify the appointment of KPMG LLP as its independent registered public accounting firm because it believes it is a matter of good corporate practice to do so. If the Company’s shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines such a change would be in the best interest of the Company and its shareholders.

Information regarding the audit fees and reports of KPMG LLP is set forth in this Proxy under the caption INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Board of Director  Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, the Company had outstanding 3,944,219 shares of its voting common stock (the “Common Stock”), par value $2.00 per share.

The following table sets forth information with respect to the beneficial ownership of the Company’s voting Common Stock as of March 7, 2014, by: (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock calculated on the outstanding shares on December 31, 2013, (ii) each current directors and nominee for election on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 28) of this Proxy under the heading  “2013 Summary Compensation Table” and (iv) all executive officers and directors as a group.  The Company had 3,939,075 shares outstanding as of December 31, 2013

(This space intentionally left blank)

Name of Beneficial Owners	Title of Class	Amount of Beneficial Ownership[1]	Percent of Class

5% or more beneficial owners
None

Directors/Nominees:
Matthew L. Caras	Common	0[2]
Robert C. Carter	Common	3,878[3,12]	*
Thomas A. Colwell	Common	6,111[4,12]	*
Peter Dodge	Common	6,738[12]	*
Martha T. Dudman	Common	4,296[12]	*
Lauri E. Fernald	Common	2,603[12]	*
Gregg S. Hannah	Common	1,478[12]	*
Clyde H. Lewis	Common	5,166[5,12]	*
Joseph M. Murphy (Director and Named Executive Officer)	Common	63,530[6],[12,14]	1.62
Robert M. Phillips	Common	2,678[7,12,13]	*
Constance C. Shea	Common	2,734[8,12]	*
Curtis C. Simard (Director and Named Executive Officer	Common	760[12,14]
Kenneth E. Smith	Common	3,038[9,12]	*
Scott G. Toothaker	Common	3,428[10,12]	*
David B. Woodside	Common	2,211[11,12]	*

Named Executive Officers:
Gerald Shencavitz	Common	12,188[14]	*
Michael W. Bonsey	Common	10,919[14]	*
Gregory W. Dalton	Common	6,212[14]	*
Stephen M. Leackfeldt	Common	3,112[14]	*
Total Ownership of all directors, named executive officers, and specified Trust shares of the Company as a group [nineteen (19) persons]		171,880[15]	4.36%

1The number of shares beneficially owned by the persons set forth above is determined under the rules of Section 13 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. All individual holdings amounting to less than 1% of issued and outstanding Common Stock are marked with an (*).

2Mr. Caras, if elected, will have twelve months in which to purchase a minimum of 500 qualifying shares.

3Includes 1,500 shares over which voting and dispositive powers are shared jointly with Mr. Carter’s spouse.

4Includes 4,500 shares over which voting and dispositive powers are shared jointly with Mr. Colwell’s spouse.

5Includes 3,768 shares over which voting and dispositive powers are shared jointly with Mr. Lewis’ spouse.

6Includes 30,902 shares over which voting and dispositive powers are shared jointly with Mr. Murphy’s spouse.

7Includes 500 shares over which voting and dispositive powers are shared jointly with Mr. Phillips’ spouse.

8Includes 2,256 shares over which voting and dispositive powers are shared jointly with Mrs. Shea’s spouse.

9Includes 1,483 shares over which voting and dispositive powers are shared jointly with Mr. Smith’s spouse.

10Includes 450 shares owned by Mr. Toothaker’s children and 2,000 shares over which voting and dispositive powers are shared with Mr. Toothaker’s spouse.

11Includes 503 shares over which voting and dispositive powers are shared jointly with Mr. Woodside’s spouse.

12Ownership figures for directors include 500 director-qualifying shares owned by each person indicated.

13 Director Phillips will not stand for re-election under age restrictions in our Company Bylaws.

14 The table above includes shares (a) the executives own directly, shares (b) over which named executive officers have voting power under the Company’s 401(k) Plan, options (c) of common stock granted pursuant to the Company’s equity incentive plan which are exercisable within 60 days of the Record Date, (d) and time-vested shares to be issued to the executives within 60 days under the 2013-2015 Long-term incentive plan.  Details of these ownership shares by named executive officers as follows:

Name	Direct (a)	401(k) Plan (b)	Exercisable Options ( c)	Time-Vested Restricted Shares (d)
Curtis C. Simard	700	60	0	0
Joseph M. Murphy	31,181	32,239	0	110
Gerald Shencavitz	111	4,400	7,400	277
Michael W. Bonsey	5,650	2,671	2,400	198
Gregory W. Dalton	415	3,190	2,400	207
Stephen M. Leackfeldt	505	0	2,400	207

15Total beneficial ownership includes, 30,800 shares (0.78%) of the Common Stock held by two trusts, which, for purposes of voting, are allocated equally among the directors present at the Annual Meeting under the terms of the respective trust instruments. No director has any other beneficial interest in these shares. These trusts are denominated for purposes of this Proxy Statement as the "Parker Trust" and the "The Fred & Hattie Lynam Private Foundation" formerly known as the Lynam Trust.

The Parker Trust was established in 1955 in perpetuity. Bar Harbor Trust Services, the Company’s second tier non-depository trust services Company located in Ellsworth, Maine, is the sole Trustee, with full powers, of this trust benefiting the Mt. Heights Cemetery in Southwest Harbor, Maine.

The Fred & Hattie Lynam Private Foundation, formerly known as the Lynam Trust, was established in 1942 in perpetuity to benefit Mount Desert Island charities and later expanded to provide scholarships to graduates of Mount Desert Island High School. Bar Harbor Trust Services is the sole Trustee, with full powers, and administers the trust with the assistance of an established Grant and Scholarship Committee made up of members of the Bar Harbor Bankshares Board of Directors and community representatives.

The information provided is based on the records of the Company and on information furnished by the persons listed.

The Company is not aware of any arrangement that could at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the United States Securities and Exchange Commission (the “Commission”) and the NYSE MKT.  Section 16 Persons are required by the Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of such reports provided to the Company and written representations, all reports were filed timely as required except for:

On March 11 and March 12, 2013, Mr. Gerald Shencavitz disposed of 134 shares and 1,438 shares, respectively, following a stock option exercise.  Timely reporting did not occur.   On March 15, 2013, a Form 4 was filed reflecting his updated ownership.

On February 6, 2014, Mr. Clyde Lewis purchased 200 shares.  Timely reporting did not occur.   On February 12, 2014 a Form 4 was filed reflecting his updated ownership.

On April 23, 2013 named executive officers or senior management members Joseph M. Murphy, Gerald Shencavitz, Michael W. Bonsey, Gregory W. Dalton, Stephen M. Leackfeldt, Daniel A. Hurley III, Cheryl L. Mullen, and Marsha C. Sawyer were granted future time-vested equity awards to mature in April, 2014, April, 2015, and April, 2016.  Timely reporting of this grant information was not filed due to a misunderstanding the filing event was not until the executive took ownership rather than when granted.   On February 28, 2014 a Form 4 for each person was filed reflecting this grant information.

On May 21, 2013, Marcia T. Bender was granted a future time-vested equity award to mature in May, 2014, May, 2015, and May, 2016. Timely reporting of this grant information was not filed due to a mis- understanding the filing event was not until the executive took ownership rather than when granted.  On February 28, 2014 a Form 4 was filed reflecting this information.

On June 18, 2013, Curtis C. Simard was granted a future time-vested equity award to mature in June, 2014, June, 2015, and June, 2016.   Timely reporting of this grant information was not filed due to a misunderstanding the filing event was not until the executive took ownership rather than when granted.  On February 28, 2014 a Form 4 was filed reflecting this information.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees:

The Company’s Board of Directors currently consists of fourteen (14) members. The Board has determined that the majority of the director-nominees are “independent directors” as required in accordance with applicable laws, regulations, and NYSE MKT listing requirements.  The exceptions are directors–nominees Murphy and Simard.  Mr. Simard became President and Chief Executive Officer of the Company on August 10, 2013.   Mr. Simard does not serve as a voting member of the Audit, Compensation and Human Resources, or Governance Committees. Mr. Murphy served as President and Chief Executive Officer of the Company through his retirement on August 9, 2013 and did not, and does not, serve as a voting member of the Audit, Compensation and Human Resources, or Governance Committees.  The Governance Committee has nominated Mr. Murphy for re-election as a continuing director.  The Board believes Mr. Murphy’s continuing service as a director following his retirement is important for continuity and leadership transition purposes.  Mr. Murphy does not meet the definition as an independent director under the NYSE MKT listing requirements and, therefore, will be limited as to his voting committee assignments.

The following table sets forth for each director-nominee for election at the Annual Meeting, their name, age as of the Record Date and positions with the Company or its subsidiaries, Bar Harbor Bank & Trust (“BHBT”) and Bar Harbor Trust Services (“BHTS”).

DIRECTOR-NOMINEES FOR ELECTION AT ANNUAL MEETING
Name	Age	Year First Elected Director	Current Term to Expire	Position with the Company	Positions with Subsidiaries
Peter Dodge	70	2003[1]	2014	BHB Chairperson since 2009. Director	Director, BHBT since 1987. Chairperson of BHBT since June 2013.
Thomas A. Colwell	69	1991	2014	BHB Vice Chairperson since 2009. Director	Director, BHBT since 1991. Chairperson of BHBT from May 2004 through May 2009. Vice Chairperson of BHBT since May 2009.
DIRECTOR-NOMINEES FOR ELECTION AT ANNUAL MEETING Name	Age	Year First Elected Director	Current Term to Expire	Position with the Company	Positions with Subsidiaries
Matthew L. Caras	57	Nominee	N/A	Director	Nominee
Robert C. Carter	70	2003[2]	2014	Director	Director, BHBT since 1996. Director, BHTS since 2004.
Martha T. Dudman	62	2003	2014	Director	Director, BHBT since 2003. Director, BHTS since 2003.
Lauri E. Fernald	52	2005	2014	Director	Director, BHBT since 2005.
Gregg S. Hannah	71	2006	2014	Director	Director, BHBT since 2006. Director, BHTS since 2006.
Clyde H. Lewis	69	2005	2014	Director	Director, BHBT since 2005.
Joseph M. Murphy	71	2002	2014	Director President and Chief Executive Officer through his date of retirement on August 9, 2013.

Chairperson of BHBT through June 2013.  Director, BHBT since 2002.

Chief Executive Officer, BHBT from 2003 through June, 2013.  President, BHBT from February 2005 through June, 2013.  Director, BHTS since 2002.

Constance C. Shea	69	2003	2014	Director	Director, BHBT since 2001.
Curtis C. Simard	43	2013	2014	Director, President and Chief Executive Officer effective August 10, 2013.	President and Chief Executive Officer of BHBT since June 2013. Director of BHBT since June 2013. Director of BHTS since June 2013.
Kenneth E. Smith	60	2004	2014	Director	Director, BHBT since 2004. Director, BHTS through June 2013.
Scott G. Toothaker	51	2003	2014	Director	Director, BHBT since 2003.
David B. Woodside	62	2003	2014	Director	Director, BHBT since 2003.

1Peter Dodge served as a director of the Company from 1987 through 2000 and then again from 2003 to present.

2Robert Carter served as a director of the Company from 1996 through 2000 and then again from 2003 to present.

Executive Officers:

Set forth below is a list of the Company’s named executive officers, including their ages as of the Record Date, and positions with the Company and its subsidiaries, Bar Harbor Bank & Trust (“BHBT”) and Bar Harbor Trust Services (“BHTS”) as of the Record Date:

Name	Age	Year First Elected As Officer	Position with the Company	Positions with Subsidiaries
Curtis C. Simard	43	2013	Director, President and Chief Executive Officer effective August 10, 2013.	President and Chief Executive Officer of BHBT since June 2013. Director of BHBT since June 2013 Director, BHTS since June 2013.

Name	Age	Year First Elected As Officer	Position with the Company	Positions with Subsidiaries
Joseph M. Murphy	71	2002	Director, President and Chief Executive Officer through August 9, 2013

Chairperson of BHBT through June 2013.  Director, BHBT since 2002.

Chief Executive Officer, BHBT from 2003 through June, 2013.  President, BHBT from February 2005 through June, 2013.  Director, BHTS since 2002.

Gerald Shencavitz	60	1998	Executive Vice President Chief Financial Officer and Treasurer

Executive Vice President, Chief Financial Officer, and Chief Operating Officer of BHBT since December, 2007.  Chief Financial Officer, Senior Vice President, and Chief Operating Officer for BHBT from 2001 through December 2007. Treasurer of BHTS since 2001.

Michael W. Bonsey	49	2001	N/A	Executive Vice President and Chief Risk Officer since 2011 and Senior Vice President of BHBT since 2001.
Gregory W. Dalton	54	2001	N/A	Executive Vice President since 2011 and Senior Vice President of BHBT since 2000.
Stephen M. Leackfeldt	57	2001	N/A	Executive Vice President since 2011 and Senior Vice President of BHBT since 2001.

The Bylaws of the Company provide that the executive officers be elected annually by the Board of Directors and  the President and Chief Executive Officer (“CEO”), Chairperson and Vice Chairperson, if any, shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other officers serve at the pleasure of the Board of Directors and the CEO. There are no arrangements or understanding between any of the directors, executive officers, or any other persons pursuant to which the above directors have been selected as directors or any of the above officers have been selected as officers. There are no “family relationships” as defined by the Commission, between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Business Experience

The principal occupation and business experience for at least the last five (5) years for each director, nominee, and executive officer is set forth below. None of the organizations discussed below, except for Bar Harbor Bank & Trust and Bar Harbor Trust Services, are affiliated with the Company.

Directors and Nominees:

Matthew L. Caras.  Mr. Caras resides in Arrowsic, Maine.  He is an owner in Leaders LLC providing professional merger, acquisition, and advisory services principally to privately-owned companies.  He is also a certified mediator by the State of Maine Judicial branch.  He previously practiced law at Verrill Dana LLP located in Portland, Maine.  He is a member of the Maine Bar. He serves on the Board of Governors and Chairs the Ethics and Practice Quality Committee for the Maine Association of Mediators.  The Company believes that his professional background and legal expertise in commercial transactions along with his business knowledge of Cumberland and Sagadahoc counties will bring a valuable resource to the Board as the Company expands its customer service area in Maine.

Robert C. Carter.  Mr. Carter resides in Machias, Maine. He presently operates Carter Enterprises, a rental management business also located in Machias, Maine. He is a former game warden for the Maine Department of Inland Fisheries.  Mr. Carter previously owned and operated Helen’s Restaurant and Machias Motor Inn for 12 and 20 years, respectively. Mr. Carter’s business experience and first-hand knowledge of the Washington County business community and local issues provides essential guidance to the Company in this unique market.

Thomas A. Colwell.  Mr. Colwell resides in Deer Isle, Maine. Mr. Colwell is the former President of Colwell Bros. Inc. (lobster pounding) and retired from that position as of December 31, 2006. He is a director of the Lobster Institute, a past director of the Maine Lobster Pound Association and the Penobscot East Resource Center (non-profit).  His knowledge of this specialized industry and the working waterfront provides a unique understanding to the Board of this important segment of business lending for a community bank operating on the coast of Maine. He also served as Chairman of the Board of the Company for five years before becoming its Vice Chairman in 2009.

Peter Dodge.  Mr. Dodge resides in Blue Hill, Maine, and is President, Insurance Agent, and majority owner of Peter Dodge Agency d/b/a Merle B. Grindle Agency, John R. Crooker Agency, and The Endicott Agency, providing insurance services from locations in Blue Hill, Bucksport, and Castine, Maine. Mr. Dodge has been a member of the Board since 1987 and is the longest serving director who brings a historical, long-term perspective and leadership to the Board. He has served as Chairperson of the Company’s Loan, Audit, and Compensation and Human Resources Committees at various times during his tenure, before accepting the position of Chairperson of the Company in May, 2009. He is past President of the Independent Insurance Agents of Maine. He has also served as Past President of George Stevens Academy and is a former board member of Blue Hill Memorial Hospital, both located in Blue Hill, Maine.

Martha T. Dudman.  Ms. Dudman resides in Northeast Harbor, Maine, and is a fundraising consultant and published author. She is past President and General Manager of Dudman Communications Corporation and Corporate President from 1990 to 1999, operating a group of radio stations in Ellsworth and Bangor, Maine. She currently serves as Senior Counsel, GFA with Gary Friedmann & Associates effective 2011, and held the same position from 1999 to 2006, providing fundraising consulting services to nonprofits throughout the State of Maine. She has extensive experience in business management, public relations, marketing and sales. Ms. Dudman has been awarded membership in the Deborah Morton Society, recognizing women of high distinction in their careers and public service and whose leadership in civic, cultural, and social causes has been exceptional.  She serves on several non-profit boards and as President of the Northeast Harbor Library, serving in this position from 2010 through the present. She has served on the Board of Selectmen for the Town of Mount Desert, Maine since 2011.

Lauri E. Fernald.  Ms. Fernald resides in Mount Desert, Maine, and is a Certified Funeral Service Practitioner, President and an owner in Jordan-Fernald headquartered in Mount Desert, Maine. She is also Managing Partner of Jordan Family Properties LLC and L.E. Fernald LLC, operating as real estate holding companies.  Ms. Fernald serves on the finance committee of Hospice Volunteers of Hancock County.  She is Treasurer of St. Mary and St. Jude Episcopal Church of Northeast Harbor and Chair of Maine Coast Healthcare Foundation.   She is also a member of the Ellsworth Noontime Rotary Club, the Woodbine Cemetery Association of Ellsworth, and the Brookside Cemetery Corp. of Mount Desert, Maine.

Gregg S. Hannah.  Mr. Hannah resides in Surry, Maine and is a past Associate Professor of Business Management at Nichols College in Dudley, Massachusetts. He taught courses in marketing, investment management, and corporate strategy.   He also served as a Trustee of the Connecticut State University System and was Chairman of the Finance Committee and served on the Executive Committee for several years. Mr. Hannah was employed in a professional investment capacity from 1973 to 1987 and is a Chartered Financial Analyst. His investment experience is valuable to his role as a member of the Trust Committee.   Mr. Hannah is also an Emeritus Trustee, and former Treasurer, of the Hancock County Trustees of Public Reservations, the governing board of the Woodlawn Museum, Gardens, and Park in Ellsworth, Maine.   He also served as a Trustee of George Stevens Academy in Blue Hill, Maine for six years.

Clyde H. Lewis.  Mr. Lewis resides in Sullivan, Maine, and retired in February, 2012 as Vice President, General Manager, and an owner in Morrison Chevrolet Inc., of Ellsworth, Maine. He previously served as a member of the Executive Board of the Downeast Family YMCA, as President of the Ellsworth Chamber of Commerce, and past Master of the Lygonia Masonic Lodge.   He is a member of the Anah Temple and Hancock County Shrine Clubs and holds the Assistant Treasurer Chair for the Mount Desert Island Lions Club. He also currently serves as

Chairman of the Planning Board for the Town of Sullivan, Maine. His knowledge of and contacts with residents and customers from the large geographic area surrounding Ellsworth brings unique market intelligence to the Board.

Joseph M. Murphy.  Mr. Murphy resides in Mount Desert, Maine, and is the retired CEO of Bar Harbor Bankshares and Bar Harbor Bank & Trust.  Mr. Murphy has over 35 years of banking experience at the executive level with community banks in Connecticut (Centerbank), Delaware (WSFS Bank) and Maine (BHB).   He previously served as Chairman of the Maine Banker’s Association.  He is a former board member of the Abbe Museum and the Friends of Acadia.  He is currently a board member of the Maine Sea Coast Mission in Bar Harbor, Maine and a Corporator of Maine Coast Memorial Hospital in Ellsworth, Maine.

Constance C. Shea.  Mrs. Shea resides in Mount Desert, Maine, and is a Real Estate Broker and a former owner in Sylvia Shea, Inc. d/b/a Lynam Real Estate Agency, Bar Harbor, Maine. Mrs. Shea is also the owner of a commercial real estate property located in Bar Harbor, Maine. She serves as a member of the Board of Directors of the Somesville Library Association.  Mrs. Shea has been involved with the real estate brokerage business since 1989.  Her perspective of year-round and seasonal real estate markets provides valuable insights into real estate trends in our major markets, especially Mount Desert Island, which is important to the activities of the Loan Committee.

Curtis C. Simard.  Mr. Simard resides in Mount Desert, Maine and became affiliated with Bar Harbor Bankshares on June 16, 2013. He was elected President and Chief Executive Officer of Bar Harbor Bank & Trust on June 17th, 2013 and assumed the responsibilities of President and Chief Executive Officer of Bar Harbor Bankshares on August 10, 2013 following the retirement of Mr. Murphy.  Prior to joining Bar Harbor Bankshares, Mr. Simard served as Senior Vice President and Managing Director of Corporate Banking for TD Bank. He was with TD Bank and its predecessor companies starting in 2002. Mr. Simard was affiliated with First New Hampshire Bank and its successor, Citizens Bank from 1992 to 2002 working on various business initiatives.

Kenneth E. Smith.  Mr. Smith resides in Bar Harbor, Maine. He has been owner and Innkeeper of Manor House Inn since 2003 and was the former owner of Wonder View Inn, both lodging facilities located in Bar Harbor, Maine. The hospitality industry is a critical segment of the local economy and the Bank’s commercial loan portfolio. Mr. Smith’s 39 years of experience and expertise in the field are highly valued by the Board. Mr. Smith is a former Chairperson and long-time member of the Bar Harbor Town Council. He currently serves as a Commissioner of the Bar Harbor Housing Authority; a member of the Town’s Cruise Ship Committee; Anah Shrine; and a 40 year member and past President of the Bar Harbor Rotary Club.

Scott G. Toothaker.  Mr. Toothaker resides in Ellsworth, Maine, and is a Principal and Vice President of Melanson Heath & Co., PC, a CPA firm with an office located in Ellsworth, Maine, which specializes in professional services to small businesses and entrepreneurs throughout New England.   He holds an MBA from the University of Maine and an MST from Bentley College.  A practicing CPA, Mr. Toothaker serves as Chairperson of the Company’s Audit Committee.

David B. Woodside.  Mr. Woodside resides in Bar Harbor, Maine, and is Chief Executive Officer and General Manager of The Acadia Corporation, a locally owned company operating restaurants and retail shops located in Acadia National Park and Bar Harbor, Maine. Since receiving his BS degree in Business Administration from the University of Maine in 1976, Mr. Woodside has been employed by The Acadia Corporation. In addition to serving numerous local non-profit organizations, Mr. Woodside serves as Vice Chairperson of the National Park Hospitality Association, representing the diverse companies providing visitor hospitality services in National Parks across the country.    His in-depth knowledge of the retail industry and its impact on the tourist segment of the local economy, as well as his involvement with tourism on the national level provides significant expertise to the Board.

Executive Officers:

Curtis C. Simard.  For a summary of Mr. Simard’s business experience, refer to the “Directors and Nominees” section immediately above.

Gerald Shencavitz.  Mr. Shencavitz resides in Mount Desert, Maine, and has served as Executive Vice President, Chief Financial Officer (“CFO”), and Treasurer of the Company since December, 2007. Prior to his promotion in December 2007 to Executive Vice President, he served as Chief Financial Officer and Treasurer of the Company since June 2001. Mr. Shencavitz has served as Executive Vice President, Chief Financial Officer, and Chief

Operating Officer of Bar Harbor Bank & Trust since his promotion in December, 2007. He was Chief Financial Officer, Senior Vice President and Chief Operating Officer of Bar Harbor Bank & Trust between June 2001 and December, 2007. Mr. Shencavitz serves as Treasurer of Bar Harbor Trust Services, an office he has held since 2001.

Michael W. Bonsey.  Mr. Bonsey resides in Bar Harbor, Maine, and has served as Executive Vice President (“EVP”) and Chief Risk Officer of Bar Harbor Bank & Trust since October, 2011.   He was Senior Vice President of Credit Administration of Bar Harbor Bank & Trust from December, 2001 through October, 2011. Additionally, Mr. Bonsey served as Vice President of Credit Administration from 2000 through December, 2001. Mr. Bonsey is the Chairperson of the Mount Desert Island Hospital’s Board of Trustees and is a past President of Bar Harbor Rotary.

Gregory W. Dalton. Mr. Dalton resides in Mount Desert, Maine, and has served as Executive Vice President (“EVP”) of Business Banking of Bar Harbor Bank & Trust since October 2011.  He was Senior Vice President of Bar Harbor Bank & Trust’s Business Banking function from 2000 through October 2011. He is also a minority owner in both the Bar Harbor Jam Co. and its real estate holding companies, Blueberry Partners LLC and Triangle Development LLC located in Bar Harbor, Maine.  Mr. Dalton served as Vice Chair of the MDI YMCA and serves in several local youth focused, non-profit organizations including The Katahdin Area Council of the Boy Scouts of America and the Neighborhood House in Northeast Harbor, Maine.

Stephen M. Leackfeldt. Mr. Leackfeldt resides in Harrington, Maine, and has served as Executive Vice President (“EVP”) of Retail Banking and Operations since 2011.  From 2001 through October 2011 he served as Senior Vice President of Retail Banking and Consumer Lending of Bar Harbor Bank & Trust.  He is the owner of State Cinemas located in Calais, Maine and serves as a member of the Board of the Sunrise County Economic Council.

CORPORATE GOVERNANCE

Board of Directors:

A Board of Directors comprised of thirteen (13) members managed the Company from January through June 16, 2013. With Mr. Simard’s election to the Board on June 17, 2013, the Board expanded to fourteen (14) members. A majority of the Board of Directors meet the independence standards established by NYSE MKT. The Board has determined that all the named director-nominees listed in this Proxy, with the exceptions of Mr. Murphy and Mr. Simard, meet applicable independence standards established by NYSE MKT. The Board of Directors of the Company held a total of twelve (12) regular meetings, one (1) annual meeting and one (1) Strategic Planning meeting during 2013. Each director attended at least 75% of the total number of board and committee meetings that he or she was eligible to attend. The Board encourages, but does not require, each director to attend its Annual Meeting. All of the Board’s members attended the 2013 Annual Meeting.

Board Leadership Structure and Risk Oversight:

The leadership structure of the Company is guided by its Governance Committee. The Company’s Governance Committee nominates individuals to serve as members of the Company’s Board of Directors, including any management Directors. All Directors of the Company are considered “independent directors” except for the CEO of the Company and Joseph M. Murphy, our recently retired CEO of the Company. The Chairperson of the Board of Directors, as well as the Vice Chairperson of the Board, are both “independent directors”.  Management Directors do not vote or serve as Chairs of any Board Committees. The Governance Committee nominates the Chairperson and Vice Chairperson roles for election by the entire Board of Directors. The “independent directors” meet in executive session directly after Board meetings periodically to ensure that there is adequate oversight of Company management and to ensure that there is ample time to assess the Company’s activities separate from management. The Governance Committee believes this leadership structure is prudent and provides sufficient segregation and independence.

The Board of Directors provides oversight to the management of the Company's risk profile, including but not limited to internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. The Board of Directors monitors and manages these risks through the activities of specialized Board Committees and other committees in conjunction with management, internal audit, the independent registered public accounting firm, and other independent advisors. Some of the more significant risks and the Board’s oversight of those risks are described below.

The Board manages credit risk through a Director’s Loan Committee, which operates at the BHBT level and meets at least monthly. This committee sets loan policy, establishes credit authorities, and approves or ratifies all extensions of credit to borrowers with loan relationships over $1,000,000. This Committee regularly reviews credit trends, delinquencies, non-performing loans and recommends loans to be charged-off to the Board of Directors.

The Asset and Liability Management Committee (“ALCO”), which comprises the entire senior management team and is chaired by the CFO, assists in the management of interest rate and liquidity risk.  This committee meets on a regular basis to review market interest rate trends and product pricing strategies. On a quarterly basis, ALCO meets with its asset and liability management consultant, Darling Consulting Group, to review current trends, possible interest rate or liquidity risks in the balance sheet and to review prospective strategies over typically a two-year horizon using their proprietary modeling services.  The Chairperson of the Board attends these quarterly meetings and the findings and recommendations are reported to the full Board quarterly and the consultants meet with the Board at least twice a year. The Company's balance sheet position and risk mitigation strategies are reviewed by internal audit and the data verified by an outsourced specialist from M & M Consulting.

The Company’s Audit Committee meets quarterly and receives reports from its independent registered public accounting firm, the independent loan review consultants, and the Company's internal audit function. The Internal Auditor conducts an annual risk-based audit program and provides audit findings quarterly.

The Company has an Enterprise Risk Management Program that is administered on behalf of the Board of Directors by Executive Vice President and Chief Risk Officer Mr. Michael W. Bonsey.  In addition to this Risk Program, the Bank’s credit review, consumer loan underwriting, compliance and information security departments report to Mr. Bonsey.   The Enterprise Risk Management Program coordinates with all of BHBT’s lines of business to identify, monitor, track and report various risks within the organization.  The program also established an Enterprise Risk Management committee that reviews and discusses on a quarterly basis the BHBT’s bank-wide risk assessments.   The final risk assessments are shared and discussed with the Board of Directors each quarter.

The Board manages compensation, including incentive compensation risk, through its Compensation and Human Resources Committee. This Committee has engaged Pearl Meyer & Partners as independent compensation consultants to provide the Committee with both competitive market data and research into compensation best practices to guide the decisions of the Committee. To mitigate the inherent risks of incenting behaviors potentially adverse to the Company and its stakeholders, the Committee has reviewed the plans with the assistance of the Company’s Chief Risk Officer and their results are reviewed by the Board to ensure that incentive plans for senior officers and others do not encourage excessive risk-taking.

The Company believes that its risk management activities and procedures provide sufficient information to management and the Board of Directors to assist them in properly and adequately evaluating the Company’s compliance with its risk management programs and policies.  There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk and there may be additional risks that could arise in the Company’s business.   Both known and unknown risks could result in potentially material financial and/or business losses despite the Board’s efforts to oversee risk.

Committees

The Board of Directors has a standing Executive Committee, Audit Committee, Governance Committee, and Compensation and Human Resources Committee.

Executive Committee

The Bylaws of the Company provide that after each Annual Meeting of Shareholders, the Board shall designate from among its members an Executive Committee with the authority to exercise all the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee for 2013 included directors Dodge, Colwell, Dudman, Murphy (through his retirement as CEO on August 9, 2013), Phillips, Shea, Simard (effective August 10,

2013), Toothaker, and Woodside.  Mr. Dodge served as Chairperson. The Executive Committee did not hold any meetings in 2013.

Audit Committee

The members of the Audit Committee included directors Toothaker, Dudman, Fernald, Hannah, and Woodside.  Mr. Toothaker served as Chairperson of the Committee. The Audit Committee met four (4) times during 2013. See “Appendix A” for a Report of the Audit Committee.  The Audit Committee Charter may be viewed on the Company’s general website under the Investor Relations section at www.bhbt.com.

The Company’s Board has determined that the Audit Committee is composed of independent directors, in accordance with applicable NYSE MKT listing requirements and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter, which has been adopted by the Audit Committee and the Company’s Board.  Audit Committee members do not accept any consulting, advisory, or other compensatory fees (except directors fees) and are not affiliated with the Company (except as a director) or any of its subsidiaries. The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE MKT pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee has the sole authority to appoint and replace the independent registered public accounting firm. The Audit Committee is responsible for the compensation and oversight of the independent registered public accounting firm and this firm reports directly to the Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to shareholders and the Commission; (ii) the review of quarterly financial statements; (iii) the system of financial reporting controls management has established; and (iv) the internal audit, external audit, and loan review processes.

Governance Committee

The Governance Committee for 2013 was comprised of directors Shea, Dodge, Colwell, Carter, and Lewis. The Governance Committee met eight (8) times during 2013. Mrs. Shea served as Chairperson of the Committee. The Company Board of Directors has determined that each member of the Governance Committee is independent for purposes of NYSE MKT listing standards.

The Governance Committee’s responsibilities include screening director candidates, recommending nominees to the full Board of Directors (including the slate of returning directors) to be elected each year, making recommendations concerning the size and composition of the Board of Directors, recommending Committee structure and membership, and sponsoring new director orientation and education. The Governance Committee has a written charter, which may be viewed on the Company’s general website under the Investor Relations section at www.bhbt.com.

The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management, and shareholders. To date the Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board of Directors. The Governance Committee considers among other things the background, business and professional experience (including any requisite financial expertise or other special qualifications), current employment, community service, and other board service of its director-nominees, as well as racial, ethnic, and gender diversity of the Board as a whole. The Governance Committee generally considers a candidate’s qualifications in light of these broad criteria as well as an assessment as to whether the candidate can make decisions on behalf of or while representing the Company in a manner consistent with its stated business goals and objectives. The Governance Committee will also consider the candidate’s “independent” status in accordance with applicable regulations and listing standards. The Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director must follow the procedures for submission of proposals set forth in the section of this Proxy Statement entitled “Nominations by Shareholders.”

Compensation and Human Resources Committee

The Compensation and Human Resources Committee reviews and considers recommendations from management, consultants, and directors concerning executive compensation policies, employee benefit plans, and salary administration programs, including reviewing annually the performance, total compensation, and recommended adjustments for all executive officers of the Company and its subsidiaries. The deliberations of the Compensation and Human Resources Committee are reported to the Board of Directors for review and approval by the independent board members. The Compensation and Human Resources Committee has a written charter, which may be viewed on the Company’s general website under the Investor Relations section at www.bhbt.com.

The Compensation and Human Resources Committee is comprised of Company directors Phillips, Colwell, Dodge, Fernald and Smith.  Mr. Phillips served as Chairperson of the Committee in 2013. The Company’s and Bank’s former CEO, Mr. Murphy, served on the Committee in a non-voting, ex-officio capacity through August 9, 2013, and Mr. Simard served on the Committee in a non-voting, ex-officio capacity starting August 10, 2013,  as does the Bank’s Senior Vice President of Human Resources, Mrs. Marsha C. Sawyer. All voting members of the Compensation and Human Resource Committee are independent for purposes of NYSE MKT listing standards. The Compensation and Human Resources Committee met seven (7) times in 2013.

Further information regarding the Compensation and Human Resources Committee can be found below in this Proxy Statement beginning under the caption “Role of the Compensation Committee.” The Compensation Committee report appears at page 27 of this Proxy Statement.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses an overview and analysis of the Company’s compensation program and policies, the material compensation decisions made under those programs and policies with respect to its named executive officers, and the material factors considered in making those decisions.  Later in this Proxy Statement under the heading, “Executive Compensation” is a series of tables containing specific information about the compensation earned or paid to the named executive officers, referred to as “NEOs.”

The discussion below is intended to aid understanding the detailed information provided in those tables and put that information into context within the overall compensation program.

Named Executive Officers

As used in this Proxy Statement, the term “named executive officers” or “NEOs” includes:   the Company’s President and Chief Executive Officer, Curtis C. Simard (effective August 10, 2013);  Former President and Chief Executive Officer, Joseph M. Murphy (through retirement August 9, 2013);  Chief Financial Officer, Gerald Shencavitz, and the Company’s three (3) other most highly compensated policy making, executive officers who earned more than $100,000 in total compensation during the Company’s last fiscal year.  In 2013, the other three NEOs were Executive Vice President and Chief Risk Officer, Michael W. Bonsey; Executive Vice President – Business Banking, Gregory W. Dalton; and Executive Vice President – Retail Banking, Stephen M. Leackfeldt.

Objectives of the Company’s Compensation Program

The objective of the Company’s compensation program is to attract, retain, motivate, and reward NEOs and other executives who contribute to its financial and operational success, which ultimately builds value for its shareholders.  The Company’s Board of Directors believes that, in order to do this effectively, the program must:

•

Provide Company NEOs with total compensation opportunities at levels that are competitive for comparable positions at companies and banks with which it competes for talent;

•

Directly link a significant portion of total compensation to the Company’s achievement of performance goals in a way that proportionally rewards higher performance levels;

•

Provide upside opportunities for exceptional individual performance, which can result in differentiated compensation among NEOs based on performance; and

•

Closely align the NEOs’ interests with those of Company shareholders by making stock-based incentives an element of the executive’s compensation over time.

Role of the Compensation Committee

The Compensation and Human Resources Committee (the “Committee”) oversees regulatory compliance for all Company compensation and benefit plans and administers the Company’s executive compensation programs. The Committee recommends these programs to the Company’s Board of Directors for approval by its independent board members at least annually and more frequently, if circumstances warrant. These programs are intended to provide a variety of competitive compensation components including base salaries, annual cash incentives, retirement programs, and traditional benefits.  In addition, the Company has sought to align the long-term interests of its executives, including the NEOs, with those of its shareholders by providing share-based incentives in the form of equity awards. The composition of the components may vary from year to year based on individual performance, the Company’s business plan, market conditions, or other factors.

The Committee believes that the Company’s compensation policies and procedures are designed to provide a strong link between each NEO’s compensation and the Company’s short and long-term performance. The objective of the Company’s compensation program is to provide compensation which is competitive, variable based on the Company’s performance, and aligned with the long-term interests of shareholders.

Shareholder “Say on Pay” Advisory Votes

Shareholders were first entitled to vote on an advisory, non-binding resolution on the Company’s compensation policies and procedures in 2009, again in 2011, and annually thereafter.  Past shareholder votes have been overwhelmingly in favor of the Company’s programs and practices.

The May 2013 Say on Pay voting results were as follows:

For	Against	Abstain	Broker Non-Vote[1]
2,135,395	59,458	93,010	958,962

1A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee holder.

The Compensation Committee will continue to consider the outcome of future advisory, non-binding Say on Pay votes when reviewing and planning future executive compensation arrangements.

The Role of Compensation Consultants and the Committee’s Evaluation of Conflicts of Interest

The Committee has occasionally utilized, and expects to utilize in the future, various outside consultants, actuaries, and employment attorneys to assist it in developing and implementing the essential components of the Company’s compensation program, including its stock option program, Supplemental Executive Retirement Plan (“SERP”), and incentive compensation arrangements.

During 2013, as in past years, Committee Chair, Robert Phillips and Senior Vice President Sawyer attended a multi-day conference sponsored by Bank Director Magazine specifically targeted at Bank Executive & Board Compensation best practices.

The Committee, under authority granted by its Charter, engages Pearl Meyer & Partners, LLC (“PM&P”) to assist in conducting updated reviews of the Company’s executive officer and director compensation packages.  Their 2013 engagement included:

•

Providing current market-based total compensation guidelines to assist in establishing appropriate and ongoing base compensation and short-term incentive compensation levels for the Company’s NEOs;

•

Providing on-going guidance on the Company’s short-term, annual cash incentive program positions in relationship to competitive plan design and payout opportunities to the Company’s strategic and long-term financial plans;

•

Providing a comprehensive review of the Company’s compensation program for its directors;

•

Recommending an updated, appropriate Compensation Peer Group comparison for compensation purposes;

•

Providing guidelines for competitive base salary, equity components, and benefit structure as the Company sought and negotiated with Mr. Simard to fill the vacancy created by Mr. Murphy’s  announced retirement in August 2013; and

•

Providing guidance for the development and implementation of a long-term incentive program using equity grants to NEOs under the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009.

The Committee has assessed the relationships among PM&P, the Company, the Committee, and the executive officers of the Company for independence and conflicts of interest.   In this assessment, the Committee reviewed the criteria set forth in the SEC’s Reg. 240.10C-1(b)(4) (i)-(vi) and such other criteria as it deemed appropriate.   Specifically, the Committee considered the following factors in its evaluation of its relationship with PM&P:

•

Whether PM&P provided any other services to the Company;

•

How much compensation PM&P has received from the Company for compensation consulting services, as a percentage to their total revenue;

•

What policies and procedures have been adopted by PM&P to prevent a conflict of interest;

•

Whether PM&P has any business or personal relationship with a member of the Committee;

•

Whether PM&P owns any of our Company stock; and

•

Whether PM&P has any personal or business relationship with any executive officer of the Company.

The Committee did not identify any conflicts of interest with the engagement of PM&P.

Additionally, PM&P provided the Company documented assurances that they are confident their relationship with the Company meets the independence standards and they have identified no conflicts of interest.

Role of Management in Establishing Compensation

On an annual basis Mrs. Marsha C. Sawyer, the Senior Vice President of Human Resources, with the oversight of the CEO, provides the Committee with general information on executive officer compensation, including the NEOs. The Committee then reviews, discusses, and considers this information and any recommendations.   The CEO and the Senior Vice President of Human Resources generally attend the Committee meetings but were not present for the executive sessions or for any discussion of their own compensation.   Mrs. Sawyer assists in the administration of all executive compensation programs, prepares Committee and Board meeting materials and performs work as requested by the Committee, including working directly with the Company’s Compensation Consultant in preparation of peer analyses for the Committee’s consideration.   Mr. Murphy (before August 2013) and Mr. Simard (after August 2013), as the Company’s CEOs, attend portions of the Committee’s meetings and make recommendations on base salary, annual incentives, and equity compensation for executive officers who report to the CEO position.   The Committee has the discretion to accept, reject, or modify the CEO’s recommendations.  No changes occurred in 2013 with respect to the participation by management in the compensation process.

Market Benchmarking and Performance Comparisons

The Committee reviews and recommends to the Board’s independent members for approval of compensation programs, which it believes meet the Company’s ongoing needs to attract, motivate, and retain talented and qualified executives who have the ability to make a major contribution to the leadership and success of the Company. The Committee regularly reviews market information provided by the Company’s independent compensation consulting firm, PM&P.  Primary data sources used in the benchmarking for the named executive officers is the information publicly disclosed by a peer group of publicly traded banks and published surveys. The Committee reviews comparative compensation and benefit information contained in the public filings of this peer group which has been established for compensation comparison (the “Compensation Peer Group”) using objective selection criteria.   The redefined 2013 peer group consists of community banks of similar asset size (approximately between one-half and two times the Company’s asset size of $1.3 billion), located in the Northeast region and New York excluding New York City. The Committee believes this group provides an appropriate selection of publicly-traded financial institutions representing the geographical area most probable to be considered for recruitment purposes.  Further, the Committee believes the Compensation Peer Group information discloses compensation programs of similarly situated executives in comparable institutions and they are a useful comparative tool for the Committee in establishing executive compensation programs and individual criteria for its executives including the NEOs.

The members of the 2013 peer group include:

Arrow Financial Corp.	NY	AROW	Hampden Bancorp, Inc.	MA	HBNK
Bridge Bancorp, Inc.	NY	BDGE	Hingham Institution	MA	HIFS
Camden National Corp.	ME	CAC	Merchants Bancshares, Inc.	VT	MBVT
Chemung Financial Corp.	NY	CHMG	NH Thrift Bankshares, Inc	NH	NHTB
Enterprise Bancorp, Inc.	MA	EBTC	Northeast Bancorp	ME	NBN
Evans Bancorp, Inc.	NY	EVBN	Oneida Financial Group	NY	ONFC
Financial Institutions, Inc.	NY	FISI	Suffolk BanCorp	NY	SUBK
First Bancorp, Inc.	ME	FNLC	United Financial Bancorp, Inc.	MA	UBNK
			Westfield Financial, Inc.	MA	WFD

The Compensation Peer Group information is used as a guide in establishing reasonableness in the Company’s compensation program.  The Committee did not target the elements of its compensation program at any specific level or percentile within the Compensation Peer Group, but used the information as a whole and the 50th percentile as a way to define its compensation program and assess the competitiveness and reasonableness of the Company’s pay practices. Rather than rely on a specific formula-based model, the Committee believes that retaining discretion to assess the overall performance of NEOs gives the Committee the ability to more accurately reflect individual contributions that cannot be absolutely quantified. The Committee also considers the senior incentive program tailored to provide emphasis on incentive compensation for the NEO group as an important component of the Company’s overall compensation program.

The Committee believes the Company’s financial results and total shareholder return (communicated in the accompanying Form 10-K) compare favorably with the Company’s Compensation Peer Group indicating a solid pay-performance alignment.   The Committee further believes that the compensation established for its CEO and other NEOs provides for appropriate balance between market compensation and shareholder return.

The Committee referenced market data including peer group and survey information along with guidance provided by PM&P in its process to establish and validate the appropriateness of the Company’s executive compensation compared to market and performance.

 The following table summarizes the Company’s 2013 NEO compensation at the 35%, 50%, and 65% market percentiles for both base salary and total cash compensation against its established peers.

	BHB 2013 Base Salary[1] ($)	Peer Group Ranges of Base Salaries ($)	BHB 2013 Total Cash Compens-ation[2] ($)	Peer Group Ranges of Total Cash Compensation ($)
Curtis C. Simard	375,000	359,000 388,000 411,000	458,781	434,000 491,000 556,000
Gerald Shencavitz	221,711	216,000 231,000 251,000	283,281	250,000 267,000 319,000
Michael W. Bonsey	182,310	150,000 185,000 217,000	221,825	187,000 222,000 256,000
Gregory W. Dalton	182,310	183,000 195,000 206,000	220,600	212,000 227,000 247,000
Stephen M. Leackfeldt	182,310	162,000 175,000 206,000	224,370	173,000 197,000 237,000

1Approved base salary figures as of year- end 2013 has been used for comparison purposes in this table.

2 Approved base salary figures at the end of 2013 plus the amount paid to each NEO under the 2013 Annual Incentive

Plans are used in this table for comparison purposes.

The Committee also considers the relative scarcity of senior banking executive candidates in its immediate market area and the difficulties of recruiting out-of-market candidates to work in rural Maine. The Committee does not use any formal, fixed, or indexed criteria for establishing compensation levels for any of its NEOs within market identified ranges. The Committee believes that the growth in total compensation provided to its executive officers should be weighted towards variable compensation including cash and equity incentives which tie directly to corporate performance with less emphasis upon growth in base salaries.

Compensation Plan Components

               The Company’s executive compensation program applicable to the NEOs is comprised of the following primary components: (a) base salaries and benefits, (b) annual incentive cash compensation programs, (c) long-term incentives in the form of stock options and grants, and (d) retirement benefits:

(a)

Base Salary and Benefits. The executive compensation program provides base salaries and benefits, which include health and life insurance programs, a 401(k) retirement program, and vacation awards to compensate executive officers for the performance of core duties and responsibilities associated with their positions. The Committee reviews base salaries annually in the context of the comparative industry information, as described above. The Committee also considers the specific contributions of the individual executive officer and the officer’s opportunity for professional growth, as well as market factors, when it sets and adjusts base salaries. In addition, the Committee considers the prevailing economic climate, the overall performance of the Company, and its most current business plan.

Upon performance evaluations and the advice and market salary data supplied by Pearl Meyer & Partners, the Committee made performance and market adjustments resulting in the 2013 approved base salaries for NEOs as follows:

Named Executive	2012 Base Salary ($)	2013 Base Salary Adjustment ($)	2013 Equity Grants[2] ($)	2013 Ending Base Salary ($)	Percentage of Base Increase Over 2012 (%)	Percentage of Base with Equity Value Increase Over 2012 (%)

Curtis C. Simard President and CEO of Bar Harbor Bankshares and Bar Harbor Bank & Trust (effective August 10, 2013)	0	0	$24,970	375,000[1]	0	0
Joseph M. Murphy President and CEO of Bar Harbor Bankshares and Bar Harbor Bank & Trust (retired August 8, 2013)	351,805	0	$0	351,805[1]	0	0
Gerald Shencavitz EVP, CFO, and Treasurer of Bar Harbor Bank-hares and EVP, CFO, and Chief Operations Officer of Bar Harbor Bank & Trust	215,253	6,458	$0	221,711	3.00	0
Michael W. Bonsey EVP, Chief Risk Officer of Bar Harbor Bank & Trust	169,000	13,310	$0	182,310	7.88	0
Gregory W. Dalton EVP Vice President, Business Banking of Bar Harbor Bank & Trust	177,000	5,310	$0	182,310	3.00	0
Stephen M. Leackfeldt EVP, Retail Banking and Operations for Bar Harbor Bank & Trust	177,000	5,310	$0	182,310	3.00	0

1 Murphy and Simard were not employed for the entire 2013 calendar year. Amounts show are annualized for comparison purposes

(b)

Short-term, Annual Incentive Cash Compensation Program. During 2013, nine (9) senior managers including NEOs, Messrs. Murphy, Simard, Shencavitz, Bonsey, Dalton, and Leackfeldt participated in an annual cash incentive compensation plan developed under the guidance of PM&P. The program is designed to provide meaningful incentives tied to the Company’s annual initiatives to optimize profitability, growth, excellence in individual performance, and to promote teamwork among its participants.  This plan was approved by the Company’s Board of Directors for 2013 and is detailed below:

Incentive Payout Opportunity

Each participant had a target incentive opportunity based on their role. The target incentive reflected a percentage of base salary determined to be consistent with competitive market practices. Actual awards varied based on achievement of specific goals. The opportunity reflects a range of potential awards.  Actual awards ranged from 0% (for not achieving minimal performance) to 150% of target (for exceptional performance). The table below summarizes the incentive ranges for the 2013 plan year.

2013 Short-Term Incentive Opportunities
Role	Below Threshold	Threshold (50% of Target Percentage)	Target (100%)	Stretch (150% of Target Percentage)
President /CEO	0%	15.00%	30.00%	45.00%
EVP & CFO	0%	10.00%	20.00%	30.00%
EVP	0%	8.75%	17.50%	26.25%

Program Trigger

In order for the Annual Incentive Program to ‘activate’ or turn on, the Company needed to achieve at least $11,070 in Net Income to Common Shareholders for 2013. If BHB did not meet this level, the plan would not pay out any awards for the year, regardless of performance on other goals.

For the year ended December 31, 2013 the Company reported record net income of $13,183 compared with $12,466 for the year ended December 31, 2012, representing an increase of $717 or 5.75%.

Annual Incentive Program Measures

Each participant had predefined performance goals to determine their short-term incentive award.  There were two performance categories: BHB Team and Individual. BHB Team performance was reflected by common goals for all participants. Individual goals reflected each participant’s individual contributions based on their role.  The specific allocations of goals were weighted to reflect the focus and contribution for each position in the Company.

The table below provided the guidelines for the allocation of participant’s incentives for each performance component.

Position	BHB/Team Performance	Individual Performance
President/CEO (Simard/Murphy)	75%	25%
EVP/CFO (Shencavitz)	75%	25%
EVP – Line (Dalton)	30%	70%
EVP – Staff (Bonsey and Leackfeldt)	50%	50%

BHB Performance

BHB Team performance goals for 2013 were increased Net Income and a managed Efficiency Ratio. The table below shows the specific performance goals at Threshold, Target (budget or improvement over prior year measurements) and Stretch for each of the NEO’s during 2013.

Curtis C. Simard
President and CEO
Eligible Salary	$197,596	Eligible Salary	$197,596	Eligible Salary		$197,596
Incentive Threshold (%)	15.00%	Incentive Target (%)	30.00%	Incentive Stretch (%)		45.00%
Incentive Threshold ($)	$ 29,639	Incentive Target ($)	$ 59,279	Incentive Stretch ($)		$ 88,918
Performance Goals				Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$11,070	$11,900	$13,090	50.00%	7.50%	15.00%	22.50%
Efficiency Ratio	58.50%	56.50%	54.50%	25.00%	3.75%	7.50%	11.25%
Past Dues[2]	225bps	200bps	150bps	8.33%	1.25%	2.50%	3.75%
Charge offs[2]	30bps	25bps	20bps	8.33%	1.25%	2.50%	3.75%
NPL+OREO[2]	225bps	175bps	125bps	8.34%	1.25%	2.50%	3.75%
TOTALS			100.00%	15.00%	30.00%	45.00%

Joseph M. Murphy
President and CEO
Eligible Salary	$239,090	Eligible Salary		$239,090	Eligible Salary		$239,090
Incentive Threshold (%)	15.00%	Incentive Target (%)		30.00%	Incentive Stretch (%)		45.00%
Incentive Threshold ($)	$ 35,864	Incentive Target ($)		$ 71,727	Incentive Stretch ($)		$107,591
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$11,070	$11,900	$13,090	50.00%	7.50%	15.00%	22.50%
Efficiency Ratio	58.50%	56.50%	54.50%	25.00%	3.75%	7.50%	11.25%
Past Dues[2]	225bps	200bps	150bps	8.33%	1.25%	2.50%	3.75%
Charge offs[2]	30bps	25bps	20bps	8.33%	1.25%	2.50%	3.75%
NPL+OREO[2]	225bps	175bps	125bps	8.34%	1.25%	2.50%	3.75%
TOTALS				100.00%	15.00%	30.00%	45.00%

Gerald Shencavitz
EVP and CFO
Eligible Salary	$217,001	Eligible Salary		$217,001	Eligible Salary		$217,001
Incentive Threshold (%)	10.00%	Incentive Target (%)		20.00%	Incentive Stretch (%)		30.00%
Incentive Threshold ($)	$ 21,700	Incentive Target ($)		$ 43,400	Incentive Stretch ($)		$ 65,100
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$11,070	$11,900	$13,090	50.00%	5.00%	10.00%	15.00%
Efficiency Ratio	58.50%	56.50%	54.50%	25.00%	2.50%	5.00%	7.50%
Net Invest. Income	$13,571	$13,848	$15,233	10.00%	1.00%	2.00%	3.00%
Inv Yield Percentile Against Peer	48th	50th	75th	15.00%	1.50%	3.00%	4.50%
TOTALS				100.00%	10.00%	20.00%	30.00%

Michael W. Bonsey
Executive Vice President
Eligible Salary	$172,583	Eligible Salary		$172,583	Eligible Salary		$172,583
Incentive Threshold (%)	8.75%	Incentive Target (%)		17.50%	Incentive Stretch (%)		26.25%
Incentive Threshold ($)	$ 15,101	Incentive Target ($)		$ 30,202	Incentive Stretch ($)		$ 45,303
Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$11,070	$11,900	$13,090	30.00%	2.63%	5.25%	7.88%
Efficiency Ratio	58.50%	56.50%	54.50%	20.00%	1.75%	3.50%	5.25%
Avg. Commercial Loans	$453,891	$463,154	$509,469	15.00%	1.31%	2.63%	3.94%
Avg. Consumer Loans	$359,837	$367,181	$403,899	10.00%	0.88%	1.75%	2.63%
Past Dues[2]	225bps	200bps	150bps	8.33%	0.73%	1.46%	2.19%
Charge offs[2]	30bps	25bps	20bps	8.33%	0.73%	1.46%	2.18%
NPL+OREO[2]	225bps	175bps	125bps	8.34%	0.72%	1.45%	2.18%
TOTALS				100.00%	8.75%	17.50%	26.25%

Gregory W. Dalton
Executive Vice President
Eligible Salary	$178,429	Eligible Salary		$178,429	Eligible Salary		$178,429
Incentive Threshold (%)	8.75%	Incentive Target (%)		17.50%	Incentive Stretch (%)		26.25%
Incentive Threshold ($)	$ 15,613	Incentive Target ($)		$ 31,225	Incentive Stretch ($)		$ 46,838

Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income ($thousands)	$11,070	$11,900	$13,090	20.00%	7.50%	15.00%	22.50%
Efficiency Ratio	58.50%	56.50%	54.50%	10.00%	3.75%	7.50%	11.25%
Avg. Commercial Loans	$453,891	$463,154	$509,469	35.00%	3.06%	6.13%	9.19%
Avg. Non Personal Deposits Past Dues[2]	$196,861 225bp	$200,879 200bp	$220,967 150bp	15.00% 6.66%	1.31% 0.58%	2.63% 1.17%	3.94% 1.75%
Charge offs[2]	30bps	25bps	20bps	6.67%	0.58%	1.16%	1.75%
NPL+OREO[2]	225bps	175bps	125bps	6.67%	0.59%	1.16%	1.74%
TOTALS				100.00%	8.75%	17.50%	26.25%

Stephen M. Leackfeldt
Executive Vice President
Eligible Salary	$178,430	Eligible Salary		$178,430	Eligible Salary		$178,430
Incentive Threshold (%)	8.75%	Incentive Target (%)		17.50%	Incentive Stretch (%)		26.25%
Incentive Threshold ($)	$ 15,613	Incentive Target ($)		$ 31,225	Incentive Stretch ($)		$ 46,838

Performance Goals					Payment Range[1]
Incentive Measures	Threshold	Target	Stretch	Weight	Threshold	Target	Stretch
Net Income thousands)	$11,070	$11,900	$13,090	30.00%	2.63%	5.25%	7.88%
Efficiency Ratio	58.50%	56.50%	54.50%	20.00%	1.75%	3.50%	5.25%
Retail Deposits	$549,343	$560,554	$616,609	10.00%	0.88%	1.75%	2.63%
Deposit Rate	0.60	0.59	0.58	10.00%	0.88%	1.75%	2.63%
Avg. Cons. Loans	$359,837	$367,181	$403,899	10.00%	0.88%	1.75%	2.63%
Past Dues[2]	225bps	200bps	150bps	6.67%	0.58%	1.17%	1.75%
Charge offs[2]	30bps	25bps	20bps	6.67%	0.58%	1.17%	1.74%
NPL+OREO[2]	225bps	175bps	125bps	6.66%	0.57%	1.16%	1.74%
TOTALS				100.00%	8.75%	17.50%	26.25%

1 All Payment Range percentages rounded to two trailing decimals.

[2] The asset quality measures for Past Dues and Non-Performing Loans + Other Real Estate Owned are calculated using a twelve month average of the month-end actual data for the calendar year.  The Charge off percentage is measured using the actual annual net charge offs as a percentage of the average outstanding loans.  The average outstanding loans for this calculation is measured by averaging the actual outstanding loans at each month end..

Below is a summary of the 2013 annual incentive awards paid:

2013 Annual Incentive Payment Summary

Named Executive	Percentage Of Base (%)	Total Payout ($)	Net Income ($)	Efficiency Ratio ($)	Credit Asset Quality[1] ($)	Loan and Deposit Growth ($)	Individual Goals ($)
Curtis C. Simard	42.40	83,781	44,459	17,329	21,993
Joseph M. Murphy	42.40	101,374	53,795	20,968	26,611
Gerald Shencavitz	28.35	61,520	32,550	12,695			16,275[2]
Michael W. Bonsey	22.90	39,515	13,600	7,067	11,213	7,635
Gregory W. Dalton	21.46	38,290	9,368	3,656	9,264	16,002
Stephen M. Leackfeldt	23.57	42,060	14,060	7,307	9,264	6,736	4,693[3]
Totals		366,540	167,832	69,022	78,345	30,373	20,968

1The asset quality measures for Past Dues and Non-Performing Loans + Other Real Estate Owned are calculated using a twelve month average of the month-end actual data for the calendar year.  The Charge off percentage is measured using the actual annual net charge offs as a percentage of the average outstanding.  The average outstanding for this calculation are measured by averaging the actual outstanding loans at each month end

2Mr. Shencavitz earned $6,510 for exceeding investment income targets, and $9,765 for investment yield measured against peers for a total incentive payment of $16,275 in this category.

3Mr. Leackfeldt received $4,693 for deposit rate management. `

Details of the above payments maximums are disclosed in Threshold, Target, and Stretch categories on the table found on pages 33 and 34 of this Proxy.

(c)

Equity Plans. Since adopting its Stock Option Plan in 2000, the Company has provided its officers and managers, including its NEOs, with an equity-based compensation component in the form of stock options. This compensation component is used to align the interest of the Company’s participating officers and managers, particularly its executive officers, with those of its shareholders over a long-term horizon and to serve as a retention tool. The Company granted options upon date of hire or promotion for qualified individuals, and from time to time for special recognition. The Company awards all grants at the closing market price of the business day of the enabling vote by the Company’s Board of Directors. The Board of Directors also sets the vesting schedule, which is typically over a period of three to seven years. The Stock Option Plan adopted in 2000 may no longer issue stock options grants and the grants made under the Stock Option Plan of 2000 to NEOs and other management members are nearing expiration.  A schedule of these maturing options and equity awards can be found on page 34.  Stock trading activity in the Company stock is being experienced as members of the management team exercise these maturing options.  The Company adopted the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 which was approved by shareholders at the May 2009 Annual Meeting under which equity grants currently may be issued.

In April of 2013, the Board of Directors voted to include a Long-Term Incentive Program for senior management members in the Company’s total compensation program.  Pearl Meyer & Partners assisted the Compensation Committee in the plan design and appropriate reward levels.  The program is designed to be made up of three-year rolling plans utilizing the shares made available through the 2009 Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan.  Grants may be given in time-vested restricted stock, performance-vested restricted stock, or a combination of both.  The purpose of the program is to align executives interests with shareholder interests, increase executive stock ownership, ensure sound risk management by providing a balanced view of performance and reward over a longer time horizon, and position the Company’s total compensation offerings to be competitive with market to attract and retain strong talent needed to drive the Company’s success.

The Board of Directors approved the first of the three year plans covering 2013-2015 in April 2013.  Ten senior managers including NEO’s Simard, Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt are participants in the current plan.   Messrs. Simard and Murphy’s participation will be pro-rated to reflect their service time during the measurement period.

Target reward opportunities are based on role.  Equity rewards are calculated as a percentage of 2013 base salary to determine the number of shares available for awards.

2013-2015 Long-Term Incentive Targets
Role		Below Threshold	Threshold (50% of Target Percentage)	Target (100%)	Stretch (150% of Target Percentage)
President /CEO	Time-vested		N/A	15.00%	N/A
	Performance	0%	7.50%[1]	15.00%[1]	22.50%[1]
EVP & CFO	Time-vested		N/A	13.75%	N/A
	Performance	0%	6.88%	13.75%	20.63%
EVP	Time-vested		N/A	12.50%	N/A
	Performance	0%	6.25%	12.50%	18.75%

1The Board voted Mr. Simard increased percentage payouts for the performance shares under the 2013-2015 Plan.    His target was increased to 30%, his Threshold to 15%, and his Stretch to 45%

The Board of Directors voted both time-vested restricted shares and performance shares for the 2013-2015 Plan.    Fifty percent was voted in time-vested and fifty percent in restricted shares for each participant with a third of the shares vesting in April, 2014, April 2015, and April 2016 contingent upon continued employment and a hold restriction of one year.  At the time of vesting, sufficient shares may be withheld to cover the executive’s tax liabilities.

The Board of Directors voted the remaining 50% of the shares in performance-vested shares to be awarded at the end of the three year measurement and upon attainment of the performance goal.   Relative Return on Assets measured against the SNL $750 to $3B Bank Index peer group will determine the performance award for the current plan.   In addition to relative Return on Assets (ROA), there is a Total Shareholder Return (TSR) modifier to further align shareholder interest.  If the TSR calculation for the same performance measurement period is negative, a payout cannot exceed Threshold regardless of the relative ROA performance results.

Benefits, Retirement and Post-Termination Compensation Elements. The Company provides a 401(k) plan for all employees meeting minimum age and service requirements. In addition, the Company provides a nonqualified, noncontributory, defined-benefit plan (“SERP”) for the Executive Vice President and Chief Financial Officer (“EVP/CFO”) and he is the only NEO that participates in the SERP. Mr. Murphy, as retired CEO, began receiving his monthly income from this plan in September, 2013. This is a legacy program and the Company does not anticipate future participants under this program.

The Company also maintains Change in Control Agreements for NEOs Simard, Shencavitz, Bonsey, Leackfeldt, and Dalton. These agreements provide for the payment of their salary and other specified benefits for a period of twelve to twenty-four months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within set timeframes after a change in control, unless such termination was for cause.  These specific payments and timeframes were established under the advice of a compensation consultant and employment attorney as representative of similar type agreements in the industry.

The Committee feels the Change in Control Agreements are necessary to provide a competitive total compensation plan to attract and retain the employment of NEOs that are a party to the agreements.

Other Compensation and Benefits

In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental, disability, and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.

Stock Ownership Guidelines

   The Bylaws of the Company require that each director own a minimum of 500 shares no later than one year following their initial election to the Board of Directors.  These shares may not be pledged.  All current Directors met ownership requirement timely.  Director Nominee, Matthew Caras, if elected, will have up to one year to meet this ownership stipulation.

While all of the Company’s executive officers hold Company stock, the Company does not have specific guidelines regarding stock ownership for its NEOs at this time.  However, the Company encourages stock ownership and reviews overall ownership levels on a periodic basis.

Hedging and Pledging

All directors and employees (including NEOs) who are prohibited from engaging in any speculative transaction designed to hedge or offset any decrease in market value of the Company’s securities, including hedging of the Company’s stock.   The Company also prohibits any pledging of Company securities in a margin account and restricts all other pledging of any Company securities by requiring directors and employees to obtain the prior approval of the Audit Committee before entering into any such agreement in a financial arrangement.

 Its Insider Trading Policy further prohibits Directors and employees from short-swing transactions and trading in Company securities at a time when they are in possession of insider information.

Compliance with Internal Revenue Code Section 409A

Section 409A of the Internal Revenue Code was enacted in 2005 and provides that if a service provider is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, the service provider would be subject to adverse tax treatment, including accelerated income recognition and a potential 20% tax penalty. The Company has modified its affected compensation plans to comply with the Section 409A tax provisions because the Company’s NEOs meet the definition of a service provider under Section 409A.

Policy on Internal Revenue Code Section 162(m)

Section 162(m) of the Code disallows publicly-traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $ 1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m).  No Company employee exceeded the $1 million dollar threshold during 2013.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with members of management. Based on such review and discussion, the Compensation Committee recommended to the Board of Director members that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted by the members of the Compensation and Human Resources Committee of the Board:

Robert M. Phillips, Chair                                     Peter Dodge                          Kenneth E. Smith

Thomas A. Colwell

                    Lauri E. Fernald

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table discloses compensation for the years ended December 31, 2013, 2012 and 2011 received by the Company’s principal executive officer, principal financial officer, and three other most highly compensated executive officers (the “NEOs”). The Company, or the subsidiary by which he was employed, paid compensation for each named executive officer.

Name and Principal Position	Year	Base Salary Received[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compen-sation[4] ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Curtis C. Simard President & CEO of Bar Harbor Bankshares (effective August 10, 2013) and Bar Harbor Bank & Trust.	2013	197,596	50,000[5]	171,660	0	83,781	0	13,836	516,873
Joseph M. Murphy President and CEO of Bar Harbor Bankshares (through August 9, 2013) and Bar Harbor Bank & Trust	2013 2012 2011	240,444[6] 351,805 341,581	0 0 0	23,451 9,999 0	0 0 0	101,374 113,156 92,659	77,500 312,304 28,990	37,412 19,339 18,758	480,181 806,603 481,988
Gerald Shencavitz EVP, CFO and Treasurer of Bar Harbor Bankshares and EVP, CFO, and COO of Bar Harbor Bank & Trust	2013 2012 2011	217,001[7] 215,253 211,154	0 0 0	59,162 3,978 0	0 0 0	61,520 57,705 54,183	84,029 169,907 253,505	11,575 10,279 10,131	433,287457,122 528,973
Michael W. Bonsey EVP, Chief Risk Officer of Bar Harbor Bank & Trust	2013 2012 2011	172,583[8] 169,000 148,504[9]	0 0 0	42,269 1,971 0	0 0 0	39,515 37,450 22,357	0 0 0	9,794 7,701 8,544	264,161 216,122 179,405
Gregory W. Dalton EVP, Business Banking of Bar Harbor Bank & Trust	2013 2012 2011	178,430[9] 177,000 156,003[10]	0 0 0	44,265 1,971 0	0 0 0	38,290 37,109 21,896	0 0 0	10,385 8,625 8,780	271,370224,705 186,679
Stephen M. Leackfeldt EVP, Retail Banking and Operations of Bar Harbor Bank & Trust	2013 2012 2011	178,430[10] 177,000 149,193[11]	0 0 0	44,265 1,971 0	0 0 0	42,060 39,987 23,699	0 0 0	10,026 9,629 6,690	274,781228,587 179,582

1Included in salary amounts disclosed in (c) above for each named executive officer are monies they deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its wholly owned subsidiaries to defer monies from their compensation, subject to applicable limitations in section 401(k) of the Internal Revenue Code of 1986, as amended, and amounts deferred pursuant to the Company’s Section 125 Cafeteria plan providing health, life, and disability insurance benefits.  Employees, including NEOs are paid on a 26 bi-weekly basis most calendar years.

2Amounts in this column represent the aggregate grant date fair value of restricted stock granted to NEOs as part of their 2012 compensation adjustments, a stock award of $24,970 made to Mr. Simard pursuant to his Employment Agreement, and grants made to NEOs under the 2013-2015 Long Term Incentive Plan computed at the probable level and in accordance with FASB ASC Topic 718 and are materially consistent with those used to calculate the 2013 stock awards, which are set forth in footnote 12 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2013. Amounts payable under the 2013-2015 Long Term Incentive Plan at the probable level to Messrs. Simard, Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt would be $204,910, $27,906, $70,389, $50,288, $52,676, and $52,676 respectively.  Amounts payable under the 2013-2015 Long Term Incentive Plan at Stretch to Messrs. Simard, Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt would be $220,557, $29,332, $73,953, $52,854, $55,349, and $55,349 respectively.

 3The amounts in this column reflect the changes in value of the Company’s nonqualified, noncontributory, defined-benefit supplemental executive retirement program between December 31, 2013, December 31, 2012, and December 31, 2011 in accordance with FASB ASC Topic 715, details which are set forth in footnote 13 to the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2013.   2011 amounts primarily reflect changes in the applicable discount rate and in the anticipated retirement date for Mr. Murphy.  Amounts for 2012 primarily reflect changes in the applicable discount rate.  Amounts in 2013 reflect changes in the discount rate calculations and Mr. Murphy’s retirement on August 9, 2013.

4Other Annual Compensation includes match and contribution amounts into the Company’s 401(k) plan in the same formula and schedule as available to all other employees and such other items imputed life insurance amounts on group term insurance in excess of the allowable $50,000, non-taxable IRS limit.  Please see the table below for further detail.

5Mr. Simard received a sign-on bonus of $50,000 as provided for in his Employment Agreement upon joining BHB.

6Mr Murphy’s salary includes additional paid benefit time due him upon his retirement of $1,354 but does not include director fees of $10,250 received after his retirement on August 9, 2013 or $10,484 received in 2013 as part of his retirement benefit under his SERP.   Those two amounts are reflected in column (i) under All Other Compensation.

7Mr. Shencavitz’s base salary was adjusted from $215,259 to $221,711 effective October, 2013.  The $217,001 represents the actual blended base salary he received for the calendar year 2013.

8Mr. Bonsey’s base salary was adjusted from $169,000 to $182,310 effective October, 2013 and from $144,200 to $167,000 effective October, 2011.   The disclosed base salary amounts represent the actual blended base salary he received for the 2013 and 2011 calendar years.

9Mr. Dalton’s base salary was adjusted from $177,000 to $182,310 effective October, 2013 and from $151,600 to $175,000 effective October, 2011.  The disclosed base salary amounts represent the actual blended base salary he received for the 2013 and 2011 calendar years.

10Mr. Leackfeldt’s base salary was adjusted from $177,000 to $182,310 effective October, 2013 and from $145,038 to $167,000 effective October, 2011.   The disclosed base salary amounts represent the actual blended base salary he received for the 2013 and 2011 calendar years.

The NEOs also participate in certain group life, health and disability insurances, and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to all employees and do not discriminate in scope, terms, and operation.  The table below provides detail on the amounts comprising the column entitled “All Other Compensation” contained in the 2013 Summary Compensation Table.

		All Other Compensation Detail
Name	Year	Employer 401(k) Contribution Match and Contribution ($)	Club Dues ($)	Spousal Travel ($)	Auto-mobile Allow-ance ($)	Miscell-aneous[1] ($)	Imputed Life Insurance ($)	SERP ($)	Re-location Expense ($)	Director Compen-sation ($)	TOTAL ($)
Curtis C. Simard	2013	0	0	0	5,408	200	228	0	8,000		13,836
Joseph M. Murphy	2013	7,872	1,325	0	0	1,724	5,757	10,484[2]	0	10,250	37,412
Gerald Shencavitz	2013	8,269	0	470	0	0	2,836	540[3]	0		12,115
Michael W. Bonsey	2013	8,421	0	0	0	500	873	0	0		9,794
Gregory W. Dalton	2013	8,642	0	375	0	500	868	0	0		10,385
Stephen M. Leackfeldt	2013	7,537	0	0	0	0	2,489	0	0		10,026

1

This column represents amounts received by the NEO for incentives participating in the Company’s wellness program and for the taxable value of a retirement gift to Mr. Murphy.

2

This amount represents the reduced SERP benefit due Mr. Murphy from September through December 2013.  His SERP benefit was reduced according to requirements of Section 409A for six months following his retirement on August 9, 2013.

3

This amount represents the applicable Medicare gross up (1.45%) amount on Mr. Shencavitz’s future SERP benefit.

The Company provides non-cash perquisites that do not exceed $10,000 in the aggregate for any individual and are not included in the reported figures. Benefits not disclosed in the table above are of de minimus value such as incidental service fee waivers on deposit accounts or safe deposit rental fees.

NARRATIVE DISCUSSION AND ANALYSIS OF SUMMARY COMPENSATION TABLE

The Committee believes the following information and discussion is useful to the reader in understanding the information set forth in the above Summary Compensation Table.

Chief Executive Officer Employment Agreement

The Company has entered into a written employment agreement with Mr. Curtis C. Simard, its President and CEO dated May 14, 2013 (the “CEO Employment Agreement”).

The CEO Employment Agreement provides for the payment of an annual base salary to him of not less than $375,000 to be paid in substantially equal installments in accordance with the Company’s compensation policies and procedures on the pay dates established by the Company for its senior executive officers.  His base salary shall be reviewed annually by the Compensation Committee of the Company’s Board of Directors and shall be adjusted at the Company’s sole discretion.  He shall also participate in any short-term, long-term, or other performance compensation plans agreed upon by the parties during the term of the CEO Employment Agreement in concert with the Company’s evolving goals and objectives. The Employment Agreement was written for a term of two (2) years with provisions for automatic extensions of one (1) year each in the absence of notice from the Company of its intention not to extend the term of the Employment Agreement.

Further major provisions provided for a sign on bonus in the amount of $50,000 to be paid upon Mr. Simard’s commencement of employment and an additional $50,000 on April 1, 2014; and

The Agreement required he be granted Company shares equivalent to twenty-five thousand dollars ($25,000) in equity at the Board of Director’s meeting immediately following his date of hire.   The number of shares were determined using the Company’s stock closing price as of the date of the Board of Director’s meeting immediately following Mr. Simard’s date of hire.

Mr. Simard’s Employment Agreement also provides for a payment in the event of his involuntary termination without cause or voluntary termination for good reason of a lump sum payment of two times his salary plus medical, dental and vision benefits for himself and his eligible dependents.  This payment shall be reduced to a one (1) times multiplier in the event of non-renewal of the Agreement.  With limited exceptions, it also allows for a severance payment to him in the event his employment is terminated within one (1) year prior to or following certain events defined to constitute a change in control of the Company. This severance payment resulting from a termination of employment (constructive termination) following a change in control is equal to two (2) times his base annual salary, incentive compensation payments earned and any accrued but unused vacation time.  In addition, if Mr. Simard had any unvested stock options/grants they would vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control.    Any payments due him would be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

Mr. Simard’s Agreement also contains restrictions on competition by him with the Company during the term and for a period of one (1) year following the cessation of the CEO’s employment with the Company regardless of reason within 150 air mile radius from Bar Harbor, Maine.

Compensation of the Chief Executive Officer

On an annual basis, the Committee will review the existing compensation plan for the Company’s CEO, Curtis C. Simard. The Committee will review his compensation plan in the context of the Company’s overall performance, the achievement of certain financial and non-financial goals and the judgment of the entire Board of Directors as to the quality of his leadership. In addition, the Committee will compare his compensation to CEOs of the Company’s Compensation Peer Group and salary survey information for comparable positions. In making these comparisons, the Committee will take into account appropriate differences in the size, business model, and financial performance of the other banking institutions.

In accordance with the CEO’s Employment Agreement with the Company, the Committee will review his base salary no less often than annually and may recommend an increase in his base salary to the Board of Directors at the Committee’s sole discretion.

As further discussed below, he participated in the structured annual incentive cash compensation plan provided to all executive officers. During 2013, Mr. Simard earned a pro-rated award amounting to $83,781.

During 2013, the Committee granted Mr. Simard 694 shares of restricted stock with a value on the grant date of $24,970 as part of his agreed upon 2013 compensation. The stock is wholly owned by Mr. Simard, but he is required to hold the shares for a minimum of three years from the grant date.

Mr. Simard is a member of the Board of Directors of the Company and its subsidiaries. He does not receive any director fees for participating in the activities of these Boards.

Other Change in Control, Confidentiality, and Non-competition Agreements

The Company entered into a Change in Control, Confidentiality, and Non-competition Agreement with the Company’s EVP/CFO, Mr. Gerald Shencavitz. This agreement provides Mr. Shencavitz with severance of both salary and benefits for a period of eighteen (18) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months after a change of control, unless such termination was for cause. In addition, Mr. Shencavitz’s stock options, equity grants, and supplemental executive retirement benefits will vest in accordance with the terms of the plans under which they were granted and vest fully upon a change in control. In the event that Mr. Shencavitz becomes subject to an excise tax on payments made under his agreements and various benefit plans in connection with a change in control, he will be reimbursed for payment of such amounts upon such time as the assumptions and calculations have been prepared, reviewed, and confirmed by a nationally recognized accounting firm.

The Company has also entered into Change in Control, Confidentiality, and Non-Competition Agreements with the Bank’s Executive Vice Presidents, Michael W. Bonsey, and Gregory W. Dalton, and Stephen M. Leackfeldt along with five other senior employees. Their agreements provide for severance of both salary and benefits for a period of twelve (12) months in the event of both a change of control of the Company and subsequent termination (or constructive termination) within twelve (12) months of a change of control, unless such termination was for cause.

All of these agreements were entered into as part of a total compensation program to attract and/or retain qualified executives and not entered into in response to any effort known to the Board of Directors by any party or entity to acquire control of the Company.

Incentive Cash Compensation

During 2013 NEOs, Messrs. Simard, Murphy, Shencavitz, Bonsey, Dalton, and Leackfeldt participated in an annual cash incentive compensation program with a combination of team and individual goals representing opportunities for incentive payments. This plan was approved by the Company’s Compensation Committee and Board of Directors in 2013. The voted plan document allows for tiered payments based on Threshold, Target, and Stretch measures along with an overall plan trigger requiring the Company to achieve at least a Net Income Available to Common Shareholder’s amount of $11,070 before any payments would be approved or paid under any measure. The Company paid out a total of three hundred sixty-six thousand five hundred and forty dollars ($366,540) to its NEOs in 2013.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject any participant to disciplinary action up to and including termination of employment. In addition, any incentive compensation as provided by the plan to which the participant would otherwise be entitled will be revoked or subject to “claw back.”

The plan is based on a balance of multiple measures, layered oversight, and reasonable ceilings for exceptional performance. These two basic plan features structure the plan to discourage excessive risk and rewards.   The Compensation Committee reviewed the plan design to insure it is in line with best practices for risk.

 Other Compensation and Benefits

In addition to the foregoing, all executive officers of the Company are entitled to participate in certain group health, dental, and term life insurance benefits. In accordance with Company policy, all such benefits are generally available to employees of the Company and its subsidiaries.

2013 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to the NEOs during the last fiscal year under the 2013 Annual Incentive Plan voted by the Board of Directors.  Amounts disclosed are based on

2013 eligible salaries received by the participants.  The time-vested grants under the 2013-2015 Long Term Plan are shown under Target and the range of possible performance awards are shown directly below for each participant.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All other Stock Awards; Number of shares of Stock or units[3] (#)	All other Option Awards; Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3] ($)
Name		Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Curtis C. Simard	2013 Annual Plan		29,639	59,279	88,918	0	0	0	0	0	0	0
	Hire Award	6/18/2013	0	0	0	0	0	0	694	0	0	24,970
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	0	0	0	1,359	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	1,359	2,718	4,077	0	0	0	0
Joseph M. Murphy	2013 Annual Plan		35,864	71,727	107,591	0	0	0	0	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	0	0	0	329	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	165	329	494	0	0	0	0
Gerald Shencavitz	2013 Annual Plan		21,700	43,400	65,100	0	0	0	0	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	0	0	0	830	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	415	830	1,245	0	0	0	0

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All other Stock Awards; Number of shares of Stock or units[3] (#)	All other Option Awards; Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[3] ($)
Name		Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Michael W. Bonsey	2013 Annual Plan		15,101	30,202	45,303	0	0	0	0	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	0	0	0	593	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	297	593	890	0	0	0	0
Gregory W. Dalton	2013 Annual Plan		15,613	31,225	46,838	0	0	0	0	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	0	0	0	621	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	311	621	932	0	0	0	0
Stephen M. Leackfeldt	2013 Annual Plan		15,613	31,225	46,838	0	0	0	0	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	0	0	0	621	0	0	0
	2013-2015 Long-Term Plan	04/23/2013	0	0	0	311	621	932	0	0	0	0

1 The 2013 Annual Incentive Program detail in columns (c), (d), and (e) is for the calendar year of 2013.

2Amounts in columns (f), (g), and (h) represent the number of shares and the dollar value, respectively, of the time-vested and performance shares payable under the 2013-2015 Long-Term Incentive Plan.   See the following table for additional detail.

3Amounts in columns (i) and (l) represent the number of shares and the value of those shares, respectively, granted to Mr. Simard as part of his Employment Contract.

(This space is intentionally left blank)

2013 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Curtis C. Simard	0	0	0	0	0	1,359[1]	48,897	4,077[2]	146,690
Joseph M. Murphy	0	0	0	0	0	329[3]	11,726	494[4]	17,606
Gerald Shencavitz	2,400 4,568 432	0 0 0	0 0 0	33.00 31.50 31.50	1/23/2017 12/18/2017 12/18/2017	830[5]	29,581	1,245[6]	44,372
Michael W. Bonsey	2,400	0	0	33.00	1/23/2017	593[7]	21,134	890[8]	31,720
Gregory W. Dalton	2,400	0	0	33.00	1/23/2017	621[9]	22,132	932[10]	33,216
Stephen M. Leackfeldt	2,400	0	0	33.00	1/23/2017	621[11]	22,132	932[12]	33,216

1Amounts in column (g) represent 453, 453, and 453 time-vested shares, respectively, vesting on June 18, 2014, June 18, 2015, and June 18, 2016.  The amount in column (h) represents the total of those shares at $35.98 per share for Curtis C. Simard.

2Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Simard.

3Amounts in this column represent 110,109 and 110 time-vested shares, respectively, vesting on April 23, 2014, April 23, 2015, and April 23, 2016..   The amount in column (h) represents the total of those shares at $35.64 per share for Joseph M. Murphy.

4Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Murphy.

5Amounts in this column represent 277, 276, and 277 time-vested shares, respectively, vesting on April 23, 2014, April 23, 2015, and April 23, 2016.   The amount in column (h) represents the total of those shares at $35.64 per share for Gerald Shencavitz.

6Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Shencavitz.

7 Amounts in this column represent 198,197 and 198 time-vested shares, respectively, vesting on April 23, 2014, April 23, 2015, and April 23, 2016.  The amount in column (h) represents the total of those shares at $35.64 per share for Michael W. Bonsey.

8Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Bonsey

9 Amounts in this column represent 207, 207, and 207 time-vested shares, respectively on April 23, 2014, April 23, 2015, and April 23, 2016. The amount in column (h) represents the total of those shares at $35.64 per share for Gregory W. Dalton.

10Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Dalton.

11 Amounts in this column represent 207, 207, and 207 time-vested shares, respectively, vesting on April 23, 2014, April 23, 2015, and April 23, 2016 for Stephen M. Leackfeldt.

12Amounts in column (i) and (j) represent the performance shares and their dollar value, respectively if paid at Stretch for Mr. Leackfeldt.

2013 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)

(a)	(b)	(c)	(d)	(e)
Curtis C. Simard	0	0	694	24,970
Joseph M. Murphy	0	0	0	0
Gerald Shencavitz	2,000	26,280	0	0
Michael W. Bonsey	0	0	0	0
Gregory W. Dalton	0	0	0	0
Stephen M. Leackfeldt	0	0	0	0

1This represents the number and dollar value of vested, but restricted, shares granted by the Board of Directors as part of Mr. Simard’s hiring agreement.  These shares must be held for a minimum of three years after issue.

Pension Benefits

The table below shows at December 31, 2013, the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such named executive officer, under the Supplemental Executive Retirement Plan and using interest rate assumptions consistent with those used in Company financial statements. Additional information regarding the Supplemental Executive Retirement Plan benefits follows the table.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)[1]	(e)
Curtis C. Simard	N/A	0	0	0
Joseph M. Murphy	Bar Harbor Bankshares Supplemental Executive Retirement Plan	9[2]	2,677,516[3]	0
Gerald Shencavitz	Bar Harbor Bankshares Supplemental Executive Retirement Plan	12[2]	1,168,560	0
Michael W. Bonsey	N/A	0	0	0
Gregory W. Dalton	N/A	0	0	0
Stephen M. Leackfeldt	N/A	0	0	0

1The figures shown are determined as of the plan’s measurement date during 2013 under FASB ASC Topic 715 for purposes of our audited financial statements.   For the discount rate and other assumptions used for this purpose, please refer to Note 13 in the Notes to Consolidated Financial Statements attached to the Annual Report on Form 10-K for the year ended December 31, 2013.

2Years of credited service are determined by the vesting schedule contained within the Plan and not years of employment with the Company.

3Mr. Murphy became 100% vested in his Supplemental Executive Retirement Plan benefit as of September 30, 2010.   He drew $10,484 of benefits in 2013 and the disclosed figure represents the remaining balance due Mr. Murphy over the lifetime of his distribution schedule.

PENSION TABLE NARRATIVE

Supplemental Executive Retirement Plan

The Company maintains a nonqualified, noncontributory, defined-benefit, supplemental executive retirement program (the “SERP”) for certain highly compensated executive employees. Messrs. Murphy and Shencavitz were the only authorized participants (the “Participants”) in the SERP as of December 31, 2013. Under the SERP the Participants are eligible to receive upon most termination events, disability, or death, an individually defined benefit payment based upon a predetermined vesting schedule. No plan benefits are payable to these individuals if they are terminated for cause as defined in the document.

Upon full vesting (defined as age 68 for Mr. Murphy and age 65 for Mr. Shencavitz) and the named executive’s retirement, then monthly payments of $11,200 and $8,583, respectively will be paid under the SERP to the named executives (or their beneficiary) for a period of 240 months. There are also provisions under the SERP for reduced monthly payments in the event of an earlier retirement by these individuals. Following his retirement, Mr. Murphy began receiving $2,621 per month based on his vested benefit prior to the implementation of Section 409A which delayed payment of a portion of his benefit for a six month period.   Mr. Murphy became eligible for his full monthly benefit of $11,200 beginning in February 2014.   Mr. Shencavitz had a vested monthly benefit amount of $4,869 as of December 31, 2013.  The SERP benefit for Mr. Shencavitz will fully vest upon a change of control of the Company (as such term is defined in the SERP).

Potential Payments upon Termination or Change in Control

The Company has entered into change in control agreements and maintains certain benefit plans that require it to provide compensation to executive officers in the event of a termination of employment or a change in control. The tables below set forth the amount and types of compensation payable to each executive officer upon voluntary termination without good reason, involuntary termination without cause, voluntary termination for good reason, termination for cause, death, disability, retirement, or termination after a change in control. The amounts assume a hypothetical termination of employment effective as of December 31, 2013 and include estimates of the amounts which would be paid to the executives in each specified circumstance. The actual amounts to be paid can only be determined at the time of an executive’s actual separation.

Payments Made Upon Voluntary Termination Without Good Reason.  Upon termination of employment with the Company; Messrs. Simard, Shencavitz, Bonsey, Dalton, and Leackfeldt would be entitled to receive amounts earned during their term of employment pursuant to Company policies, programs, and benefit plans as follows:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination;

•

Earned but unused vacation pay if terminated prior to December 31 of any year;

•

All vested stock options unless they will be working for a competitor; and

•

Amounts contributed and vested under the Company 401(k) Plan.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

Vested benefits through his date of termination payable under the Company’s SERP Plan

Payments Made Upon Involuntary Termination by Bar Harbor Bankshares Without Cause or by the Executive for Good Reason.  Messrs. Simard, Shencavitz, Bonsey, Dalton, and Leackfeldt would be entitled to the payments and benefits as follows:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination;

•

Earned but unused vacation pay if terminated prior to December 31 of any year;

•

All vested stock options and grants; and

•

Amounts contributed and vested under the Company 401(k) Plan.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

Vested benefit amounts payable under the Company’s SERP Plan.

Mr. Simard would also be entitled to the payments and benefits above plus:

•

Lump sum payment of two times base salary; and

•

Medical, dental, and vision benefits for 24 months.

Payments Made Upon a Termination for Cause.  Messrs. Simard, Shencavitz, Bonsey, Dalton and Leackfeldt would be entitled to the payments and benefits below:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Earned but unused vacation pay if terminated prior to December 31 of any year;

•

Amounts contributed and vested under the Company’s 401(k) Plan;

•

All vested and unexercised stock options and grants would be forfeited; and

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of termination would be forfeited.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

All vested and unvested benefits under the Company’s SERP Plan would be forfeited.

Payments Made Upon Death or Disability.  In the event of the death or disability of Messrs. Simard, Shencavitz, Bonsey, Dalton or Leackfeldt each would be eligible to receive the following payments and benefits:

•

Salary earned through the date of death or disability;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of death or disability;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year of death or disability;

•

Earned but unused vacation pay in the event of death or disability through date of event;

•

All vested stock options would become exercisable by the executive, or in the case of death, by their estate;

•

Amounts contributed and vested under the Company 401(k) Plan; and

•

Life insurance proceeds and/or disability payments under the Company’s general benefit plans are paid to the executive or their beneficiary by a third party insurance provider pursuant to policy provisions.

Mr. Shencavitz would be entitled to the payments and benefits above plus:

•

Vested benefit amounts, as of the date of disability, would be payable under the Company’s SERP Plan; and

•

Fully vested benefit amounts payable under the Company’s SERP Plan to his beneficiaries or estate in the event of death.

Payments Made Upon Retirement.  Mr. Simard, Shencavitz, Bonsey, Dalton and Leackfeldt would be eligible for the following payments and benefits:

•

Salary earned through the date of retirement;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of retirement;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year retirement;

•

Pro-rata share of any incentive earned for the fiscal year of retirement;

•

Earned but unused vacation pay as of retirement date;

•

All vested stock options would be available for exercise; and

•

Amounts contributed and vested under the Company 401(k) Plan.

In addition, Mr. Shencavitz would be eligible for:

•

Vested benefit amounts payable under the Company’s SERP Plan.

Payments and Benefits Due Upon a Change in Control.  Messrs. Simard, Shencavitz, Bonsey, Dalton and Leackfeldt would be eligible for the following payments and benefits:

•

Salary earned through the date of termination;

•

Reimbursement of reasonable and necessary expenses incurred in connection with employment through the date of termination;

•

Any incentive earned but not yet paid for the fiscal year ending prior to the year in which the change of control occurs;

•

Earned but unused vacation pay as of termination date;

•

All vested stock options along with unvested options would be available for exercise; amounts contributed and vested under the Company’s 401(k) Plan; and

•

Twelve months of base salary and specified benefits if terminated as a result of the change of control and specified health and welfare benefits for Messrs. Bonsey, Dalton, and Leackfeldt.

•

Severance of base salary and specified benefits of twenty-four months for Mr. Simard and eighteen months for Mr. Shencavitz upon a termination (or constructive termination) within defined time limits detailed within their agreements.

Mr. Shencavitz would be eligible for:

•

Fully vested benefit amounts payable under the Company’s SERP Plan; and

•

Tax gross up payments, if applicable.

The following table describes the potential payments to Curtis C. Simard, President and CEO, upon an assumed termination of employment or change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause[1] ($)	Voluntary Termination For Good Reason[1] ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	0	750,000	750,000	0	0	0	0	750,000
Pro Rata Bonus/Incentive Note B	83,781	83,781	83,781	0	83,781	83,781	83,781	83,781
Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Accelerated Stock Options/SARs Note D	0	0	0	0	0[2]	0[2]	0[2]	146,690
COBRA Eligible Benefits Note E	0	44,800[1]	44,800[1]	0	0	0	0	44,800
Pension Benefits Note F	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note G	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note H	0	0	0	0	0	0	0	0
Other Perquisites Note I	0	0	0	0	500,000	180,000	0	0
Tax Gross-Up Note J	0	0	0	0	0	0	0	0
Total	83,781	878,581	878,581	0	583,781	263,781	83,781	1,025,271[3]

1Under certain termination circumstances leading up to or following a Change of Control, Mr. Simard may eligible for two times salary and COBRA eligible benefits.

2In the event of a termination of employment due to death, retirement or long term disability Mr. Simard (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 Long Term Incentive Plan.  However, payment would be calculated at the end of the performance period and due on the same schedule as with other participants.   This amount cannot not be determined nor would it be payable as of December 31, 2013 used for this illustration purpose.

3Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

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The following table describes the potential payments to Joseph M. Murphy, retired President and CEO, upon an assumed termination of employment or change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Death ($)	Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	0	0	0	0	0	0	0	0
Pro Rata Bonus/Incentive[1] Note B	0	0	0	0	101,374	101,374	101,374	101,374
Stock Options/SARs Note C	0	0	0	0	0	0	0	0
Accelerated Stock Options/SARs Note D	0	0	0.0		0[2]	0[2]	0[2]	23,451
COBRA Eligible Benefits Note E	0	0	0	0	0	0	0	0
Pension Benefits[3] Note F	0	0	0	0	2,677,516	2,677,516	2,677,516	2,677,516
Nonqualified Deferred Compensation Note G	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note H	0	0	0	0	0	0	0	0
Other Perquisites Note I	0	0	0	0	0	0	0	0
Tax Gross-Up Note J	0	0	0	0	0	0	0	0
Total	0	0	0	0	2,778,890	2,778,890	2,778,890	2,802,341[4]

1Mr. Murphy retired in August, 2013 but remained eligible for a pro-rata share of any earned 2013 incentive.  This amount would continue to be due Mr. Murphy in the event of a hypothetical change of control on December 31, 2013.  This amount was paid Mr. Murphy in February, 2014.

 2In the event of a termination of employment due to death, retirement or long term disability Mr. Murphy (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 Long Term Incentive Plan.  However, payment would be calculated at the end of the performance period and due on the same schedule as with other participants.   This amount cannot be determined nor would it be payable as of December 31, 2013 used for this illustration purpose.

3Mr. Murphy retired in August, 2013 and began drawing on his Supplemental Executive Retirement benefit in September.   The balance remaining in his account for future payments would be payable to his estate or to him in the event of his death, disability, or a hypothetical change of control or event n December 31, 2013.

4Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

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The following table describes the potential payments to Gerald Shencavitz, Executive Vice President, Chief Financial Officer and Treasurer of Bar Harbor Bankshares and Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause[1] ($)	Voluntary Termination For Good Reason[1] ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	0	0	0	0	0	0	0	332,566
Pro Rata Bonus/Incentive Note B	61,520	61,520	61,520	0	61,520	61,520	61,520	61,520
Stock Options/SARs Note C	59,226	59,226	59,226	0	59,226	59,226	59,226	59,226
Accelerated Stock Options/SARs Note D	0	0	0	0	0[2]	0[2]	0[2]	59,162
COBRA Eligible Benefits Note E	0	0[1]	0[1]	0	0	0	0	27,507
Pension Benefits Note F	1,168,560	1,168,560[3]	1,168,560[3]	0	1,168,560	1,168,560	1,168,560	1,168,560
Nonqualified Deferred Compensation Note G	0	0	0	0	0	0	0	891,360
Life Insurance Proceeds/ Disability Benefits Note H	0	0	0	0	0	0	0	0
Other Perquisites Note I	0	0	0	0	444,000	133,024	0	0
Tax Gross-Up Note J	0	0	0	0	0	0	0	403,846[4]
Total	1,289,306	1,289,306	1,289,306	0	1,733,306	1,422,330	1,289,306	3,003,747

1Under certain termination circumstances leading up to or following a Change of Control, Mr. Shencavitz may eligible for one and a half time salary and COBRA eligible benefits.

2In the event of a termination of employment due to death, retirement or long term disability Mr. Shencavitz (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 Long Term Incentive Plan.  However, payment would be calculated at the end of the performance period and due on the same schedule as with other participants.   This amount cannot be determined nor would it be payable as of December 31, 2013 used for this illustration purpose.

3 If Mr. Shencavitz terminates his employment on or after his Early Retirement Date and prior to his Normal Retirement Date and within three years after a Change in Control, and if he terminates employment for Good Reason or is terminated without Cause, then the amount of his SERP benefit shall accelerate to his full vested benefit and this figure would be $2,059,920.

4Gross-up plus excise tax.   This gross up amount becomes 545,572, if the Company pays the excise taxes in permitted installment payments (rather than a lump sum).   The actual total excise tax with prepayment would be $155,006.  This is a grandfathered benefit for Mr. Shencavitz and will not be offered to any other existing or future Company executive.

The following table describes the potential payments to Michael W. Bonsey, Executive Vice President, Chief Risk Officer of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	0	0	0	0	0	0	0	182,310
Pro Rata Bonus/Incentive Note B	39,515	39,515	39,515	0	39,515	39,515	39,515	39,515
Stock Options/SARs Note C	16,776	16,776	16,776	0	16,776	16,776	16,776	16,776
Accelerated Stock Options/SARs Note D	0	0	0	0	0[1]	0[1]	0[1]	42,269
COBRA Eligible Benefits Note E	0	0	0	0	0	0	0	16,003
Pension Benefits Note F	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note G	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note H	0	0	0	0	500,000	109,387	0	0
Other Perquisites Note I	0	0	0	0	0	0	0	0
Tax Gross-Up Note J	0	0	0	0	0	0	0	0
Total	56,291	56,291	56,291	0	556,291	165,678	56,291	296,873[2]

1In the event of a termination of employment due to death, retirement or long term disability Mr. Bonsey (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 Long Term Incentive Plan.  However, payment would be calculated at the end of the performance period and due on the same schedule as with other participants.   This amount cannot be determined nor would it be payable as of December 31, 2013 used for this illustration purpose.

2Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

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The following table describes the potential payments to Gregory W. Dalton, Executive Vice President, Business Banking of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	0	0	0	0	0	0	0	182,310
Pro Rata Bonus/Incentive Note B	38,290	38,290	38,290	0	38,290	38,290	38,290	38,290
Stock Options/SARs Note C	16,776	16,776	16,776	0	16,776	16,776	16,776	16,776
Accelerated Stock Options/SARs Note D	0	0	0	0	0[1]	0[1]	0[1]	44,265
COBRA Eligible Benefits Note E	0	0	0	0	0	0	0	16,003
Pension Benefits Note F	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note G	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note H	0	0	0	0	365,000	109,387	0	0
Other Perquisites Note I	0	0	0	0	0	0	0	0
Tax Gross-Up Note J	0	0	0	0	0	0	0	0
Total	55,066	55,066	55,066	0	420,066	164,453	55,066	259,344[2]

1In the event of a termination of employment due to death, retirement or long term disability Mr. Bonsey (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 Long Term Incentive Plan.  However, payment would be calculated at the end of the performance period and due on the same schedule as with other participants.   This amount cannot be determined nor would it be payable as of December 31, 2013 used for this illustration purpose.

2Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

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The following table describes the potential payments to Stephen M. Leackfeldt, Executive Vice President, Retail Banking and Operations of Bar Harbor Bank & Trust, upon an assumed termination of employment or change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination Without Good Reason ($)	Involuntary Termination Without Cause ($)	Voluntary Termination For Good Reason ($)	Termination for Cause ($)	Termination Upon Death ($)	Termination Upon Disability ($)	Retirement ($)	Termination After a Change in Control ($)
Cash Severance Note A	0	0	0	0	0	0	0	182,310
Pro Rata Bonus/Incentive Note B	42,060	42,060	42,060	0	42,060	42,060	42,060	42,060
Stock Options/SARs Note C	16,776	16,776	16,776	0	16,776	16,776	16,776	16,776
Accelerated Stock Options/SARs Note D	0	0	0	0	0[1]	0[1]	0[1]	44,265
COBRA Eligible Benefits Note E	0	0	0	0	0	0	0	8,266
Pension Benefits Note F	0	0	0	0	0	0	0	0
Nonqualified Deferred Compensation Note G	0	0	0	0	0	0	0	0
Life Insurance Proceeds/ Disability Benefits Note H	0	0	0	0	500,000	121,529	0	0
Other Perquisites Note I	0	0	0	0	0	0	0	0
Tax Gross-Up Note J	0	0	0	0	0	0	0	0
Total	58,836	58,836	58,836	0	558,836	180,365	58,836	293,677[2]

1In the event of a termination of employment due to death, retirement or long term disability Mr. Bonsey (or his estate) would be eligible for a pro-rata share of an award from the 2013-2015 Long Term Incentive Plan.  However, payment would be calculated at the end of the performance period and due on the same schedule as with other participants.   This amount cannot be determined nor would it be payable as of December 31, 2013 used for this illustration purpose.

2Any payments due the executive in a Change in Control will be reduced to the extent necessary to ensure that no portion of such payment will be non-deductible to the Company under Code Section 280G or will be subject to excise tax imposed by Code Section 4999.

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Notes
A

Cash Severance. Severance payable to all other executives represents a payment due upon a hypothetical change in control event and their subsequent termination under the terms of their agreements Twenty-four months of severance would have been payable to Mr. Simard if his employment was terminated by Bar Harbor Bankshares for any reason other than cause, death, disability, or retirement as defined in his written CEO Employment Agreement. Mr. Shencavitz’s payment stream under his severance agreement would be for eighteen months.  Payments disclosed represent twelve months of salary for each of Bonsey, Leackfeldt, and Dalton.

B

Bonus. The amount disclosed above represents the bonus/incentive amounts due for 2013 but not yet paid, to each executive on December 31, 2013.   These amounts were paid in February, 2014.  The amount of incentive payments earned for the fiscal year 2013 has also been disclosed in the “Summary Compensation Table for 2013” on page 28 of this Proxy statement.

C

Stock Options/SARs. The price per share of Bar Harbor Bankshares common stock on December 31, 2013, was $39.99, representing the closing per share price on the NYSE MKT exchange for that date. All options for participants are either completely vested or of no value when measured against the $39.99 closing per share price on December 31, 2013.  Disclosed amounts would have been realized if the executive actually exercised the vested options in the manner provided for by the Company’s stock option plan and award agreement at the December 31, 2013 market price.  In the event of a termination of employment, the executive (or the executive’s estate in the event of death) would have had the right to exercise vested stock options for a set period as specified under the plan document. All executives would have forfeited the right to exercise vested or unvested options if they had been released for cause.

D

Stock Options/SARs Accelerated.   Figures on this line item represent the value of unvested stock options/SARs in the event of acceleration due to a change of control event occurring on December 31, 2013.

E

COBRA Eligible Benefits. The amount disclosed represents the cost of continued health, dental, and vision coverage for a period of twenty-four months for Simard, eighteen months for Shencavitz, and twelve months for Bonsey, Dalton, and Leackfeldt.

F

Pension Benefits/SERP. Amounts disclosed represent vested amounts as of December 31, 2013, payable to Murphy and Shencavitz (or their beneficiary/estate) over the twenty-year benefit period provided for under the Company’s plan document. Amounts disclosed under Change in Control for Shencavitz represents the full vesting of his benefit under the program to be paid over the same 20-year period. Amounts disclosed do not reflect vested balances for each executive as part of the Company-sponsored 401(k) plan under which participation is generally available to all employees. The Company carries a term life insurance policy on Shencavitz in the amounts of $1,200,000 to help defray costs of this pension benefit should he die while employed by the Company, but prior to full recognition of required accounting entries.

G

Nonqualified Deferred Compensation Plan. No named executive participated under a Nonqualified Deferred Compensation Plan as of December 31, 2013 with the exception of the Supplemental Executive Retirement Benefit Plan (SERP) set forth in Note E.

H

Life Insurance Proceeds/Disability Benefits. Amounts represent benefits payable by a third party insurer (UNUM) to the designated executives or their beneficiaries under Company-sponsored life and disability programs. These life and disability insurance programs were generally available to all employees of the Company.  The Disability amount quoted represents a 12 month, paid benefit.   Total benefits due would be dependent upon the severity, the length of a disability, and insurance policy interpretation.

I	Other Perquisites. Not applicable to Bar Harbor Bankshares.

J

Tax Gross-Ups. This tax-gross up provision is grandfathered for Mr. Shencavitz, but will no longer be a benefit provision offered to existing or future Company executives. In the event of the hypothetical change in control of Bar Harbor Bankshares on December 31, 2013, and the subsequent termination (or constructive termination) as detailed in his change in control agreement if Mr. Shencavitz were subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional payment would be made to restore him to an after-tax position he would have been in if the excise tax had not been imposed and such excess parachute payments exceeded 110% of three times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code. In the event this 110% threshold is not met, the excess parachute payments will be reduced so they do not exceed three times the executive’s base amount. Amounts paid under this Gross-Up provision would not be tax deductible by the Company or any successor thereto.

DIRECTOR COMPENSATION

Directors of the Company, Bar Harbor Bank & Trust, and Bar Harbor Trust Services were paid by a combination of fees for meetings attended supplemented by quarterly stipends. A fee of $500 was paid to Board members for each meeting of the Company and its subsidiary company boards attended and each committee meeting attended. Members of the Board received $500 when the Company and the Bank held joint meetings. The Board compensated the Chairperson (or the Vice Chairperson in his stead) for attendance at any Committee meeting even though they are not a voting member on all committees.  The fee paid for attendance at the Company’s Annual Meeting was $500 per member. Audit Committee members received $600 for each Audit Committee meeting they attended. In addition, each Director, with the exception of the Chairperson of the Board, Vice Chairperson of the Board and the Chairpersons of the Audit Committee, Governance Committee and Human Resources and Compensation Committee received a quarterly stipend of $1,500. The Board Chairperson received a quarterly stipend of $3,500, the Vice Chairman received a quarterly stipend of $2,500, and the Chairpersons of the Audit, Governance, and Compensation and Human Resources committees each received a $2,000 stipend per quarter.

	Meeting Fees ($)	Quarterly Stipend ($)
Chairperson of the Board		3,500
Vice Chairperson of the Board		2,500
Chairperson of the Audit Committee		2,000
Chairperson of the Governance Committee		2,000
Chairperson of the Compensation and Human Resource Committee		2,000
All other Directors		1,500
Audit Committee Attendance	600
All other meetings, including Annual Meeting	500

The Company reviews a comparative summary of director compensation annually prepared by the Company’s Compensation Consultant, Pearl Meyer & Partners.   The Consultant recommended that the Board consider including equity compensation as part of its compensation mix on an ongoing basis. In February, 2013, each independent director was awarded 223 restricted shares of Bar Harbor Bankshares under the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 which was approved by the shareholders in 2009.  This grant was made in lieu of a increase in the cash portion of their fees and as part of an overall market adjustment in director compensation.   These restricted share certificates are fully vested, but held in the possession of the Company and may not be sold, transferred, or gifted by directors until three months after they leave the service of the Board.

2013 Director Compensation Table

The following table details the total compensation paid to directors from Bar Harbor Bankshares, Bar Harbor Bank & Trust, and Bar Harbor Trust Services during the 2013 fiscal year.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Restricted Stock Awards[1] ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Peter Dodge	45,800	7,972	0	0	0	0	53,772
Thomas A. Colwell	26,500	7,972	0	0	0	0	34,472
Robert C. Carter	22,500	7,972	0	0	0	0	30,472
Martha T. Dudman	22,800	7,972	0	0	0	0	30,772
Lauri E. Fernald	21,300	7,972	0	0	0	0	29,272
Gregg S. Hannah	22,400	7,972	0	0	0	0	30,372
Clyde S. Lewis	22,500	7,972	0	0	0	0	30,472
Joseph M. Murphy[2]	0	0	0	0	0	0	0
Robert M. Phillips	26,000	7,972	0	0	0	0	33,972
Constance C. Shea	25,000	7,972	0	0	0	0	32,972
Curtis C. Simard	0	0	0	0	0	0	0
Kenneth E. Smith[3]	26,000	7,972	0	0	0	0	33,972
Scott C. Toothaker	21,900	7,972	0	0	0	0	29,872
David B. Woodside	22,150	7,972	0	0	0	0	30,122
Totals	304,850	95,664	0	0	0	0	400,514

1Represents the value of 223 restricted shares granted on February 19, 2013 to each independent director as part of their compensation calculated at the closing price on the day of the grant.

2Mr. Murphy began receiving director fees after his retirement on August 9, 2013.   Mr. Murphy’s director fees are included in column (i) in the Summary Compensation Table on page 29.

3Director Kenneth E. Smith deferred a portion of his compensation under a Non Qualified Deferred Compensation arrangement. This deferred arrangement is funded entirely by the director and the funds are invested and remain in the name of the Company until the director withdraws them upon his resignation, retirement, or termination from Board membership.  Director Smith assumes the investment risk on these funds and holds the status of an unsecured creditor of the Company for the payment of these deferred fees at a future date.

Compensation Committee Interlocks and Insider Participation

The Compensation and Human Resources Committee is comprised of Company directors Phillips, Dodge, Fernald, Smith and Colwell.   None of the Company’s NEO’s serves as a member of a compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors.   None of the NEO’s serves as a member of the board of directors of any other company that has an executive officer serving as a member of the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

The Company has entered into a long-term lease for its Bank branch located in Somesville, Maine, effective February 1, 2006 (the “Somesville Lease”). The Somesville Lease has interim renewals of five years and the present term runs through 2016.  During each subsequent lease year the base rent is increased using a formula tied to certain changes in the consumer price index. During 2013, the lease payments totaled Eighty-two thousand and sixty-eight dollars ($82,068).  In addition to base rent, the Bank is responsible to pay as “additional rent” certain defined real estate taxes as well as certain operating expenses, and other costs, charges, and expenses associated with the premises. The “Landlord” under the Somesville Lease is A.C. Fernald Sons Inc., a Maine corporation. Mr. Robert B. Fernald of Mount Desert, Maine, is a shareholder, director, and officer of A. C. Fernald Sons Inc. and is the father of Company director Lauri E. Fernald. Lauri E. Fernald does not own any stock or hold any corporate office or other position with A.C. Fernald Sons Inc. and has no direct or indirect interest in the Somesville Lease other than her familial relationship with Mr. Robert B. Fernald.

Except as set forth above and with regard to “Indebtedness of Management” described below, none of the director- nominees or NEOs of the Company or of any of its subsidiaries engaged during 2013 in any transaction with the Company or any of its subsidiaries, in which the amount involved exceeded One hundred twenty-thousand dollars ($120,000).

The Company administers related party transactions (if any) under its Related Party Transaction Policy, which policy addresses compliance to NYSE MKT Rule 120 and Item 404 (a) of Regulations S-K. This policy provides for Board Audit Committee oversight of related party transactions that exceed a de minimus lifetime income statement impact of $25,000 (except for loan transactions, which for the Company and its subsidiaries are administered pursuant to Federal Regulation O, as described more fully below).  Any transactions that qualify under this policy are reviewed by the Board Audit Committee (or another acceptable Board Committee, or the full Board of Directors) for approval prior to being contractually bound by the Company.  Other than the Somesville Lease described above, and loans offered in the ordinary course of business and approved by the Bar Harbor Bank & Trust Board of Directors, the Company had no related party transactions. The Related Party Transaction Policy is approved annually by the Board of Directors and administered by management of the Bank.

Indebtedness of Management

The Company’s wholly owned subsidiary, Bar Harbor Bank & Trust (the “Bank”), offers to its directors, officers, principal shareholders and employees, and to businesses owned and/or controlled by those persons (collectively “insiders”), commercial and consumer loans in the ordinary course of its business.

All loans made by the Company and its subsidiaries to insiders are regulated by the Company’s federal and state regulators under federal Regulation O (“Reg. O”). “Reg. O” sets forth various practices and reporting requirements for loans to insiders. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available to such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. Further, NYSE MKT rules provide that related party transactions must be subject to appropriate review and oversight by the Company’s Audit Committee or a comparable body of the Board of Directors.

As of December 31, 2013, the outstanding loans by the Company’s subsidiary bank (BHBT) to the Company’s director-nominees and NEO’s amount to an aggregate of approximately $3,333,918 with a maximum availability limit of $6,291,612.  They are offered under the same terms and conditions available to non-insiders, including but not limited to those terms and conditions related to the requirements for approval, the interest rates charged, the required repayment terms, and the required collateral. Further, the Bank may, from time to time at the discretion of management, provide interest rate discounts, fee waivers or other pricing inducements to qualified employees and directors when doing so accomplishes or furthers an objective of the Bank and/or the Company. No such programs are made available only to insiders. The terms and conditions of all loans, including those to insiders, and the process by which they are approved, is fully documented in the Bank’s written Loan Policy. The Loan Policy is approved annually by the Board of Directors and administered by management of the Bank. Loans to insiders may not contain a higher level of risk, nor be offered with terms and conditions more favorable, than loans to non-insiders with equivalent financial profiles (except for the favorable pricing programs previously described).  The Company believes that all extensions of credit to Company insiders and executive officers satisfy the foregoing conditions.  No extensions of credit transactions have involved more than normal risk of collectability or presented other unfavorable features.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The reports of KPMG LLP on the Company’s consolidated financial statements as of December 31, 2013 and 2012 and for the three-year period ending on December 31, 2013, and on internal control over financial reporting as of December 31, 2013, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company anticipates a representative from KPMG LLP will be present and available to respond to questions or make a statement(s) at the Annual Meeting.

Audit Fees

The following table summarizes KPMG LLP’s audit fees for 2013 and 2012, respectively:

Service	2013 ($)	2012 ($)
Audit Fees	299,000	357,500[1]
Audit Related Fees	24,800	24,200
Tax Fees	0	0
All Other Fees	0	0
TOTAL	323,800	381,700

1This number includes $66,000 associated with the Border Trust Company acquisition.

1.

Audit Fees. The aggregate fees billed for professional service rendered by the independent registered public accounting firm KPMG LLP, for the audit of the Company’s annual financial statements and internal control over financial reporting, and review of the financial statements included in the Company’s Forms 10-Q for the years ended December 31, 2013, and 2012 were $299,000 and $291,500 respectively.

2.

Audit Related Fees. The aggregate fees billed for assurance and related services rendered by KPMG LLP related to the performance of the audit or review of the Company’s financial statements in the years ended December 31, 2013, and 2012 were $24,800 and $24,200 respectively. These services were related to an employee benefit plan audit.

3.

Tax and All Other Fees.  No services or charges were applicable to this category for the year ended December 31, 2013 and 2012.

The Audit Committee’s pre-approval policies and procedures require the Audit Committee Chair to pre-approve all audits and non-audit services, and report such pre-approvals to the Audit Committee at its next regularly scheduled meeting.

No services were rendered for financial information systems design and implementation or internal audit.

The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

OTHER MATTERS

Financial Statements

ENCLOSED WITH THIS PROXY MAILING TO SHAREHOLDERS IS A COPY OF THE COMPANY’S 2013 SUMMARY ANNUAL REPORT AND A COPY OF THE ANNUAL REPORT TO THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K.   THE FORM 10-K INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES FOR THE LAST FISCAL YEAR IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  UPON WRITTEN REQUEST, SHAREHOLDERS MAY ALSO OBTAIN THE MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.

Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on March 24, 2014, which is the Record Date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

Nominations by Shareholders and other Shareholder Proposals

The Company Bylaws provide that the Company will consider nominees for election to the Board of Directors recommended by shareholders if made in the same manner provided for under the Company Bylaws with regard to typical Shareholder proposals. These procedures require in part, that to be timely, a shareholder’s notice shall be delivered to the Clerk at the principal executive offices of the Company not later than the close of business of the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s Annual Meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected): (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Company’s capital stock beneficially owned by such other shareholders; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner. Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2015 Annual Meeting of Shareholders must be received by the Company no later than January 20, 2015 but not earlier than December 22, 2014.   Any such proposal must also comply with the requirement as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.  Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME  04609. If the Governance Committee determines that any Shareholder proposal (including a nomination for election of a director) was not made in a timely fashion or that information provided in the notice does not fulfill the information requirements set forth above in any material respects, such proposal shall not be presented for action at the Annual Meeting for which it is proposed. If a shareholder should propose a candidate, the Governance Committee would evaluate that candidate on the basis of the criteria noted above.

Communication with Board of Directors

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of Shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications addressed to the Board of Directors received by the Company from shareholders will be shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Code of Ethics

The Company Board of Directors has adopted a Code of Ethics that applies to all employees, officers, and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors, and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. Shareholders can review the Code of Ethics on the website located at www.bhbtt.com.

Other Business

As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter, or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

/s/ Marsha C. Sawyer

Marsha C. Sawyer, Clerk

(This space intentionally left blank)

APPENDIX A

REPORT OF THE AUDIT COMMITTEE

March 4, 2014

To the Board of Directors of Bar Harbor Bankshares:

In accordance with the Audit Committee Charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board.    Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles.   The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2013.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by professional standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board ( “PCAOB” ) regarding the independent accountant’s communications with the Audit Committee concerning independence.  The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence and concluded that the auditors are independent.

The Audit Committee reviewed and discussed with the independent registered public accounting firm any other matters required to be discussed by PCAOB Auditing Standards No 16, Communications with Audit Committees, including without limitation, the auditors’ evaluation of the quality of the company’s financial reporting, information relating to significant unusual transactions and the business rationale for such transactions, and evaluation of the company’s ability to continue as a going concern.

During 2013, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter.   In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the United States Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of NYSE MKT as of December 31, 2013.

The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Scott G. Toothaker, CPA, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the NYSE MKT pursuant to the Sarbanes-Oxley Act of 2002.

Respectfully submitted by the members of the Audit Committee of the Board:

Scott G. Toothaker, Chair

Martha T. Dudman

Lauri E. Fernald

Gregg S. Hannah

David B. Woodside

BAR HARBOR BANKSHARES

82 Main Street

Bar Harbor, ME  04609

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Dodge, Martha T. Dudman, and David B. Woodside as Proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company held of record by the undersigned as of close of business on March 24, 2014 at the Annual Meeting of Shareholders to be held on May 20, 2014 or at any adjournment thereof.

X

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

ELECTION OF DIRECTORS

1.

To elect fourteen (14) persons to serve as Directors for a term of one year.

Matthew L. Caras

Clyde H. Lewis

Robert C. Carter

Joseph M. Murphy

Thomas A. Colwell

Constance C. Shea

Peter Dodge

Curtis C. Simard

Martha T. Dudman

Kenneth E. Smith

Lauri E. Fernald

Scott G. Toothaker

Gregg S. Hannah

David B. Woodside

(   )   For all nominees

(   )  Withhold Authority for all nominees

(   )  For all except:_____________________________________________

OTHER BUSINESS:

2.

To approve a non-binding, advisory resolution on the compensation of the Named Executive Officers of the Company (“Say on Pay”).

(   ) For      (   ) Against     (   ) Abstain

3.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014

(   ) For      (   ) Against     (   ) Abstain

4.

To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is given, this proxy will be voted in favor of Items 2, 3, for the nominees listed in Item 1, and in the discretion of management with respect to any other matters, which may come before the Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

SIGNATURE __________________  DATE _____________

SIGNATURE __________________  DATE  _____________

NOTE:

Please sign exactly as name appears above. Only one joint tenant needs sign. When signing as attorney,

executor, administrator, trustee, or guardian, or in any representative capacity, please give full title.